UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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The Shyft Group, Inc.
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SHYFT GROUP

2024
PROXY STATEMENT

BLUE ARC
MAGNUM

NASDAQ: SHYF

41280 Bridge St. // Novi, MI 48375 theshyftgroup.com

April 3, 2024
Dear Fellow Shyft Shareholder:
In 2023, we navigated a dynamic market environment by focusing on customers’ needs, driving operational excellence and delivering profitability. The team enhanced our business capabilities and deepened our commitment to a culture of performance and innovation. We celebrated Utilimaster’s® 50th anniversary and Builtmore’s® production of the 100,000th Isuzu N-Series gas-powered truck – testaments to our enduring commitment to quality and customer relationships. Our Specialty Vehicles business achieved record results and we made strides in our last-mile EV delivery program, Blue Arc, obtaining essential certifications and securing important dealer agreements.
We significantly improved employee safety with a 40% reduction in our Total Recordable Incident Rate (TRIR), advancing our goal of a zero-injury workplace, and launched Shyft For Good to highlight the alignment of corporate philanthropy with our core values.
We executed a CEO succession process in 2023 and invested in our teams to better position us for future success. We are strategically placed in 2024 to deploy the strength of our people, processes, and technology to enhance quality and drive performance, strengthen customer connections to expand the business, and further Shyft’s industry leading position.
It is our pleasure to invite you to join us for The Shyft Group, Inc. 2024 Annual Meeting of Shareholders, which will be webcast on Wednesday, May 15, 2024, at 10:00 a.m. Eastern Time.
The Annual Meeting will be conducted in a virtual-only format. Information regarding attending the virtual Annual Meeting can be found in the proxy statement. Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the notice of the Annual Meeting and proxy statement to follow.
Thank you for your continued support of Shyft.
Sincerely,

James Sharman Chair of the Board	John Dunn President and CEO

41280 Bridge St. // Novi, MI 48375
Notice of 2024 Annual Meeting of Shareholders
To the Shareholders of The Shyft Group, Inc.:
The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of The Shyft Group, Inc. (the “Company” or “Shyft”) will be held on Wednesday, May 15, 2024, at 10:00 a.m. Eastern Time. This year’s Annual Meeting will be a completely virtual meeting of shareholders. You will be able to attend and vote during the Annual Meeting, via live webcast by visiting www.virtualshareholdermeeting.com/SHYF2024. You may also submit questions online before the start of the Annual Meeting. Prior to the Annual Meeting, you may vote at www.proxyvote.com on the following matters:
Election of three directors to serve until the Annual Meeting of Shareholders in 2027;
Ratification of appointment of independent registered public accounting firm;
Approval, on an advisory basis, of the compensation of named executive officers; and
Transaction of other business as may properly come before the meeting.
We encourage you to read this proxy statement and our 2023 Annual Report and to visit our website at www.theshyftgroup.com to learn more about Shyft. There you will find additional information about our performance and how we are working to enhance shareholder value.
Finally, we encourage you to vote regardless of the size of your holdings. Every vote is important, and your participation helps us do a better job of understanding and acting on what matters to you as a shareholder. You can cast your vote by internet, by telephone or by mailing a printed proxy card as outlined in this document.

Joshua Sherbin
Chief Legal and Compliance Officer and Corporate Secretary
April 3, 2024
This notice of Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about April 3, 2024.

Your vote is important

Even if you intend to participate electronically during the Annual Meeting, please sign and date your proxy card or voting instruction card and return it in the accompanying envelope, or vote via telephone or internet as indicated on your proxy card or voting instruction card, to ensure the presence of a quorum. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the Annual Meeting.
Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 15, 2024.
The Proxy Statement and 2023 Annual Report of The Shyft Group, Inc. are available free of charge on our website at www.theshyftgroup.
com or www.proxyvote.com

Cautionary note regarding forward-looking statements.
This document contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as “believe,” “project,” “expect,” “predict,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and those described from time to time in our future reports filed with the Securities and Exchange Commission.
Shyft does not incorporate into this document the contents of any website or the documents referred to in this proxy statement.
Throughout this proxy statement, we refer to certain non-GAAP measures, including Adjusted EBITDA and Free Cash Flow. See the reconciliations to the corresponding GAAP measures set forth in Appendix A of this proxy statement.

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. It does not contain all the information that you should consider. Please read this entire proxy statement carefully before voting.
Annual Meeting of Shareholders
DATE	TIME	LOCATION	RECORD DATE
Wednesday, May 15, 2024	10:00 a.m. Eastern Time	Meeting live via the Internet – please visit www.virtualshareholder meeting.com/SHYF2024.	March 18, 2024
Shareholder Voting Matters
Proposal	Board’s Recommendation	Page
Election of Directors • John Dunn • Pamela Kermisch • Paul Mascarenas	FOR EACH NOMINEE	Page 20
Ratification of appointment of independent registered public accounting firm	FOR	Page 28
Approval, on an advisory basis, of the compensation of named executive officers	FOR	Page 30
General Information	Named Executive Officers
Stock Symbol: SHYF
Exchange: The Nasdaq Stock Market LLC (“Nasdaq”)
Shares Outstanding (as of the record date): 34,333,988
Transfer Agent: Equiniti Trust Company, LLC
Corporate Website: TheShyftGroup.com

JOHN DUNN
President and Chief Executive Officer
JONATHAN DOUYARD
Chief Financial Officer
JACOB FARMER
President, Fleet Vehicles and Services and President, Specialty Vehicles
COLIN HINDMAN
Chief Human Resources Officer
JOSHUA SHERBIN
Chief Legal and Compliance Officer
DARYL ADAMS
Former President and Former Chief Executive Officer

Shyft Group // 2024 Proxy Statement	1

Proxy Statement Summary

Shyft’s Board of Directors
Shyft is overseen by directors with diverse skills, qualities, attributes and experiences that effectively address the Company’s evolving needs and represent the best interests of Shyft’s shareholders.
				Committees
Director	Age	Director Since	Independent	Audit	Human Resources and Compensation	Governance and Sustainability	Term Ending
James Sharman, Board Chair	65	2016					2025
Michael Dinkins	70	2020					2026
John Dunn(1) President and CEO	57	2023					2024
Carl Esposito	56	2022					2025
Angela Freeman	56	2019					2026
Pamela Kermisch(1)(2)	49	2023					2026
Paul Mascarenas(1)	62	2018					2024
Terri Pizzuto	65	2021					2025
Mark Rourke	59	2021					2026
Member	Chair
1.	Standing for re-election at the 2024 Annual Meeting.
2.
The Board of Directors (“Board”) is divided into three classes. Pursuant to our articles of incorporation and bylaws, the classes should be as nearly equal in number as possible, with each class consisting of approximately one-third of our directors. Given the director transitions that occurred during 2023, the class of directors whose term expires at the Annual Meeting currently only consists of two directors. Accordingly, Ms. Kermisch, whose term would otherwise expire at the 2026 Annual Meeting, has agreed to be renominated for election with the class of directors whose terms will expire at the 2027 Annual Meeting.

Composition and Diversity of Directors

2	Shyft Group // 2024 Proxy Statement

Proxy Statement Summary

Our Business
2023 Performance Highlights
Key achievements of the Company during the year included:
100,000 Through the Company’s Specialty Vehicles segment, produced our 100,000 Isuzu-N-series gas-powered truck.	40%/75% Achieved significant improvement in employee safety as reflected in a 40% reduction in our Total Recordable Incident Rate and 75% reduction in our Lost Time Injury Frequency Rate.
$26M Returned $26M to shareholders through dividends and share repurchases.	$56M Delivered $56M in Operating Cash Flow – an improvement of $75M year over year.
2023 Executive Transitions
Mr. Daryl Adams served as President and Chief Executive Officer (“CEO”) during 2023 until October 26, 2023, when he moved into a non-executive officer role as Special Advisor. Mr. John Dunn joined the Company on January 30, 2023 as President, Fleet Vehicles and Services (“FVS”), and served in that role until he succeeded Mr. Adams as CEO on October 26, 2023. Mr. Jacob Farmer joined the Company on July 17, 2023 in the role of President, Specialty Vehicles and was also appointed President, FVS on January 1, 2024.
Executive Compensation Highlights
Attracting, motivating and retaining a talented and experienced leadership team is a key component of Shyft’s long-term success. We are committed to an effective executive compensation program that incorporates sound policies and best practices, and delivers a majority of our named executive officers’ (“NEOs”) annual compensation through performance-based incentives.
The Board recommends that shareholders vote to approve, on an advisory basis, the compensation for NEOs as disclosed in the proxy statement for the 2024 Annual Meeting of Shareholders.
2023 Compensation Overview
The 2023 performance-based incentives paid to our NEOs reflect strong alignment with our key performance metrics, Adjusted EBITDA, Free Cash Flow, individual management business objectives, total shareholder return (“TSR”) and Cumulative GAAP Net Income over the applicable performance periods.

OUR MISSION
To provide the tools and technologies to safely and efficiently deliver people, packages, and services where they’re needed most.

OUR VISION
Purpose-built technology for the road ahead.

OUR CORE VALUES
Engrained in how we do our work every day on behalf of our stakeholders.
•	Honesty and Integrity Do what’s right every time.
•	Accountability Own it.
•	Trust With trust comes empowerment.
•	Performance Excellence Improving never ends.
Shyft Group // 2024 Proxy Statement	3

Proxy Statement Summary

Annual Incentive
Consistent with the supply chain, operational and macroeconomic challenges we faced in 2023, we did not achieve the threshold performance necessary to pay the portion of the annual cash incentive indexed at the corporate level to Adjusted EBITDA. We did achieve above threshold on the annual cash incentive Free Cash Flow metric at the corporate level resulting in payment at 22% of target. At the corporate level, annual incentive payments also considered achievement by the NEOs of individual management business objectives which comprised 20% of the target incentive with maximum payout being made at 200% of that metric. NEOs achieved between 50% and 175% of their respective management business objectives. Mr. Dunn’s annual incentive payment is prorated based on his hire date, and between his tenure as President of FVS (through October 26, 2023) and CEO of the Company (from October 26, 2023 through year-end). Mr. Farmer’s annual incentive payment is prorated based on his hire date and reflected the strong performance of the Specialty Vehicles segment. Mr. Adams’ incentive payment is prorated through the completion of his tenure as CEO on October 26, 2023.
Performance-Based Restricted Stock Units
The performance period applicable to 2021 performance-based restricted stock units (“PSUs”) ended December 31, 2023. For such period, Shyft’s TSR was at the 3rd percentile relative to other companies in the TSR Comparator Group (as defined on page 44) and Shyft achieved Cumulative GAAP Net Income of $159.1 million, including considerations approved by the Human Resources and Compensation Committee and described on page 46. As a result, the 2021 PSUs vested at 89% of the Cumulative GAAP Net Income target and 0% of the TSR target for each of our NEOs who had PSUs vesting under this grant.
Compensation Best Practices
•	Pay for performance, aligning executive pay with Company results and shareholder returns
•	Robust stock ownership guidelines
•	Clawback policy
•	Restrictive covenants for executives as a condition to receipt of severance compensation
•	Independent compensation consultant
•	Anti-hedging and anti-pledging policies
•	“Double trigger” change in control severance
•	Evaluation of external, comparative compensation practices
4	Shyft Group // 2024 Proxy Statement

Proxy Statement Summary

Pay for Performance Alignment: 2023 CEO Target Compensation(1)

(1)	CEO Target Compensation shown for Mr. Dunn following his appointment to the CEO position on October 26, 2023.
For more information on our executive compensation program and the 2023 compensation of our named executive officers, see the section titled “Compensation Discussion and Analysis” beginning on page 32.
Corporate Governance Highlights

• Separate Chair and CEO roles

• Independent Chair

• 100% independent Board committees

• Regular executive sessions of independent directors

• Robust shareholder engagement

• Active risk oversight by Board and Committees

• Director retirement policy (age 74)

• No stockholder rights plan

• Active Board refreshment approach to align Board composition with corporate strategy — 77% of the Board has served for less than 5 years

• Annual Board and committee self-evaluations

• Diverse Board with appropriate mix of skills, experience and perspective — 67% of Committee leadership roles held by women and underrepresented communities

Environmental, Social, and Governance Highlights
•
Issued second annual Sustainability Report detailing Shyft’s commitment to developing clean technology for the last-mile delivery market and other industry sectors, as well as the Company’s approach to responsible and socially conscious business practices

•	44% of Shyft’s Board of Directors is comprised of women and individuals from underrepresented communities
•	Signatory to the United Nations Global Compact on Human Rights
•	Disclosed, for the first time, our Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions, calculated in accordance with the GHG Protocol Corporate Accounting and Reporting Standard
•
Established the Shyft For Good initiative featuring a $25,000 quarterly contribution to selected non-profits, a corporate matching program for employee donations, and a platform to encourage employee volunteerism

•	Concerted focus on belonging and inclusion through recognition and celebration of employees throughout 2023, driven by 10 recognition days celebrating the diversity of the Shyft workforce
Shyft Group // 2024 Proxy Statement	5

Proxy Statement Summary

Shareholder Engagement in 2023
We proactively engage with shareholders throughout the year to better understand their priorities and perspectives on significant issues, including company performance and strategy, executive compensation, corporate governance, shareholder proposals, and environmental and social matters. Members of our senior management lead our shareholder engagement and Shyft and its Board consider feedback and insights from shareholders and other stakeholders as we review our practices and disclosures.

SELL-SIDE CONFERENCE PARTICIPATION

- Attended 6 sell side conferences across various markets in 2023 including Anaheim, Chicago, Las Vegas, Minneapolis, Orlando, and Nashville.
- Met with 60+ investment firms and hosted 1x1s, fireside chats and small investor breakout sessions with sell-side analysts to explain the Shyft Group story and drive increased investor interest.

Year-Round Engagement

FACILITY TOURS HOSTED BANKING PARTNERS AND INVESTORS AT:

- Utilimaster Walk In Van and Truck Body Production Facility in Bristol, IN and Shyft Innovations Center in Plymouth, MI.
- In-depth discussions held with management, investor relations, and business sales leaders to explain our products' value add to customers.

INDUSTRY TRADESHOWS

- Engaged with investors and analyst community at industry trade shows including:
  - NTEA Work Truck Week - Indianapolis, IN
  - Advanced Clean Transportation Expo - Anaheim, CA

6	Shyft Group // 2024 Proxy Statement

Corporate Governance and Board Matters
Our Corporate Governance Framework
Shyft operates under a corporate governance framework designed to be a flexible working structure for principled actions, effective decision-making, and appropriate monitoring of both compliance and performance. Shyft’s key governance documents, including our Corporate Governance Guidelines are available at https://theshyftgroup.com/about-us/policies-charters/.

One share equals one vote	We have a single class of shares with equal voting rights.
Majority voting
We have majority voting standard for uncontested elections of directors requiring any nominee for director who receives more “withheld” votes for their re-election than “for” votes for their re-election to promptly offer their resignation to the Board Chair.

Separation of Chair and CEO roles	Our CEO is focused on managing Shyft and our independent Chair drives accountability at the Board level.
Stock ownership guidelines	We have robust stock ownership guidelines for our directors and executive officers.
Shareholder engagement	We have a comprehensive year-round shareholder engagement program.
Access to management	Our Board has significant interaction with senior management and access to other employees.
Strategic planning	The Board reviews the Company’s long-term strategic planning at least annually and regularly monitors implementation.
Financial expertise	50% of the members of our Audit Committee qualify as audit committee financial experts and each member is financially literate and satisfies the Nasdaq required accounting and financial expertise.
Continuing education and training	Our Board regularly receives training and updates on ethics, compliance, and governance and Board members are encouraged to attend director education programs.
Goals, evaluations, and succession planning	Our Board and CEO collaborate to set the CEO’s performance goals. The Board annually assesses CEO performance. Our Board regularly reviews executive succession planning.
Executive sessions	All quarterly Board and committee meetings include executive sessions.
Board refreshment	The Governance and Sustainability Committee reviews Board member succession on a regular basis.
Prohibitions on hedging, pledging, and other transactions
We prohibit short sales, transactions in derivatives, and hedging of Shyft securities by directors, executive officers, and employees, and prohibit pledging of Shyft securities by directors and executive officers.

Shyft Group // 2024 Proxy Statement	7

Corporate Governance and Board Matters

Role of the Board of Directors
Shyft’s Board oversees the CEO and other senior management in the competent and ethical operation of Shyft and seeks to ensure that the long-term interests of shareholders are served. Directors are expected to take a proactive, focused approach to their position to ensure Shyft is committed to business success through the maintenance of high standards of responsibility and ethics.
Board Independence
Shyft’s Corporate Governance Principles require a majority of Board members to be independent. The Board has determined that all Board members, other than Mr. Dunn, who joined the Board on October 26, 2023, simultaneous with his appointment as CEO, and Mr. Adams, who resigned from the Board on October 26, 2023, coincident with the end of his tenure as CEO, are independent under applicable rules of the Nasdaq. Additionally, the Board determined that Mr. Thomas Clevinger, who resigned from the Board for personal reasons effective December 31, 2023 prior to the conclusion of his then-current Board term, was independent under applicable rules of the Nasdaq.
Shyft’s Board has a standing Audit Committee (the “Audit Committee”), Human Resources and Compensation Committee (the “Compensation Committee”), and Governance and Sustainability Committee (the “Governance Committee”). The Board has determined that all committee members are independent under applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules for committee memberships, and that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Board and Committee Structure
Shyft regularly reviews the Board’s leadership structure and the responsibilities and composition of its standing committees. The structure and composition of Shyft’s Board and its committees are intended to leverage the diverse perspectives of the Board members and promote effective oversight.
The Board believes its current leadership structure, in which the roles of Chair and CEO are separated, best serves Shyft’s overall corporate structure and the Board’s ability to carry out its roles and responsibilities on behalf of Shyft’s shareholders, including its oversight of management and corporate governance matters. The Board also believes that the current structure allows our CEO to focus on managing Shyft, while leveraging our independent Chair’s experience to drive accountability at the Board level.
The current membership and function of each standing committee is described on the following page. Each committee operates under a written charter adopted by the Board, which is available at https://theshyftgroup.com/about-us/policies-charters/. Each committee reviews and assesses its charter annually.
New for 2023
Say on Pay
Through advisory votes cast in connection with the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), 91% of shareholders supported the Board’s recommendation to approve the Company’s NEO compensation and 95% of shareholders supported the Board’s recommendation to continue with annual say on pay votes.

Equity Plan
In connection with the 2023 Annual Meeting, 95% of shareholders supported the Board’s recommendation to approve updates to the Company’s Stock Incentive Plan, including the authorization to issue up to 1,000,000 additional shares under the plan.

Board Size	With the resignation of a Board member effective December 31, 2023, the Board reduced the size of the Board from 10 to 9 members.
Clawback
The Board approved a new compensation clawback policy compliant with the newly adopted SEC and Nasdaq requirements. In addition, the Board kept in place supplemental clawback provisions triggered by certain covered employee misconduct, as further described below in the clawback discussion on page 49.

8	Shyft Group // 2024 Proxy Statement

Corporate Governance and Board Matters

Audit Committee Michael Dinkins (chair) Carl Esposito Pamela Kermisch Terri Pizzuto James Sharman(1) 7 meetings during 2023 Audit Committee Report: page 27 (1) Until March 2024
The Audit Committee assists the Board in the oversight and monitoring of Shyft’s financial statements and other financial information provided by Shyft to its shareholders and others; compliance with legal, regulatory, and public disclosure requirements; the independent auditors, including their qualifications and independence; Shyft’s systems of internal controls, including the internal audit function; treasury and finance matters; enterprise risk management; enterprise wide cybersecurity; and the auditing, accounting, and financial reporting process generally. The Audit Committee also appoints Shyft’s independent registered public accounting firm and pre-approves services performed by them.

The Board has determined that Mr. Dinkins and Ms. Pizzuto are “audit committee financial experts” as that term is defined under SEC rules and that each Audit Committee member qualifies as financially literate and satisfies Nasdaq’s listing standards regarding accounting and finance expertise.

Compensation Committee Angela Freeman (chair) Paul Mascarenas Mark Rourke James Sharman(2) 5 meetings during 2023 Compensation Committee Report: page 61 (2) From March 2024
The Compensation Committee reviews and approves the compensation arrangements for the CEO, Shyft’s other executive officers, and, to the extent it deems appropriate, other employees; administers Shyft’s equity compensation plans; reviews and makes recommendations to the Board regarding the compensation of members of the Board and Board committees; oversees the Company’s belonging and inclusion strategy and human capital management initiatives; and assists the Board in the oversight of management’s strategies, polices, and practices relating to Shyft’s people and teams, including leadership succession. The Compensation Committee may delegate certain elements of its authority to certain executive officers, including authority to approve certain equity awards, subject to applicable law, rules and regulations, and equity plan terms, and the determination of the Compensation Committee under the scope of its charter.

Prior to his departure from the Board, Mr. Clevinger was also a member of the Compensation Committee during 2023. The Board has determined that all members of the Compensation Committee meet (and that Mr. Clevinger, during his service on the Compensation Committee, met) the independence requirements under Nasdaq’s rules for persons serving on compensation committees. No member of the Compensation Committee is or was previously an officer or employee of the Company.

For a description of the Compensation Committee’s processes and procedures, including the roles of its independent compensation consultant and the CEO in support of the Compensation Committee’s decision-making process, see the section entitled “Compensation Discussion and Analysis” beginning on page 32.

Governance Committee Paul Mascarenas (chair) Michael Dinkins Angela Freeman James Sharman 4 meetings during 2023
The Governance Committee’s duties and responsibilities include assisting the Board on matters relating to the identification, evaluation, and selection of Board members and candidates nominated to the Board; making recommendations to the Board concerning the size, structure, and composition of the Board and its committees; overseeing and making recommendations regarding corporate governance matters, including Shyft’s Corporate Governance Principles; and overseeing Shyft’s strategies, policies, and practices relating to Environmental, Social, and Governance (“ESG”). The Governance Committee is committed to actively seeking out individuals who will contribute to the Board through their skills, experience, commitment, and diversity. The Governance Committee also oversees the annual Board performance self-evaluation process.

The Governance Committee has evaluated and recommended to the full Board each of the nominees named in this Proxy Statement for election to the Board. See the section entitled “Election of Directors” beginning on page 20.

Shyft Group // 2024 Proxy Statement	9

Corporate Governance and Board Matters

Board Oversight of Risk Management
The Board has oversight responsibility regarding the assessment of the major risks inherent in our business. Accordingly, the Board reviews management’s efforts to address and mitigate risks, including strategic, regulatory, compliance, operational, financial, reputational, and cybersecurity. The Board reviews risk in the context of discussions and management reports at each regular Board meeting. The Board also evaluates the risks inherent in significant transactions. While the Board is ultimately responsible for risk oversight, the committees of the Board assist it in fulfilling its oversight responsibilities. The Board’s committees do so by considering the risks within their respective areas of expertise.

10	Shyft Group // 2024 Proxy Statement

Corporate Governance and Board Matters

At each regular Board meeting, the Board receives reports on significant committee activities, including oversight of risks addressed by each committee. In addition, risk management is incorporated in the Company’s annual strategic planning process, which is periodically reviewed by the Board. The Board also periodically reviews with management the Company’s insurance program and policies.
Management plays an important role in implementing the processes and procedures designed to mitigate risk and assist the Board in the exercise of its oversight function. In addition to the daily risk management processes of management, we use an enterprise risk management prioritization approach, involving risk ranking and assessment of management progress in monitoring and mitigating key identified risks, including financial, operational, compliance, and reputational risks.
Selected Areas of Oversight
Compliance and Business Conduct
Our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary (“CLO”) oversees our corporate ethics and compliance program (including a review with the Governance Committee as to program effectiveness at least annually), our Code of Conduct training, and compliance with Company policies, standards and procedures. The CLO, or a delegee, reports to the Audit Committee regarding Code of Conduct matters related to accounting and auditing concerns and to the Governance Committee regarding all other Code of Conduct concerns.
Enterprise Risk Management
Our Internal Audit function develops and deploys an internal audit risk assessment and internal audit plan based on input from the Company’s leadership and Board members regarding the risk landscape. The Audit Committee reviews the risk assessment and internal audit plan and audit results.
Environment
The Governance Committee’s oversight of Shyft’s strategies relating to ESG includes reviewing and discussing environmental matters with Shyft’s CLO, who is responsible for coordinating activities related to minimizing Shyft’s impact on the environment. This oversight includes Governance Committee input into the Company’s sustainability priorities and strategies, and preview and revision to the Company’s annual sustainability report.
Human Rights
In 2020, the Board adopted Shyft’s human rights policy. The policy governs how we treat all stakeholders, including our customers, employees, business partners and participants in our supply chain. Consistent with our human rights policy, we became a signatory in 2021 to the United Nations Compact in support of principles relating to human rights, labor, environment, and anti-corruption. The Board is responsible for overseeing and periodically reviewing our human rights policy. Shyft’s CLO is responsible for its ongoing implementation and reports to the Board and its committees on any significant related issues.
People
The Board takes an active role in overseeing matters related to our people, including with respect to inclusion and diversity, culture and engagement, talent recruitment, development, and retention, and in 2022 formalized its policy of allocating direct responsibilities for belonging and inclusion and human capital management to the Compensation Committee. On a regular basis, the Chief Human Resources Officer (“CHRO”), reports to the Compensation Committee on belonging and inclusion talent related developments and risks.
Additionally, Shyft’s Compensation Committee oversees risks related to the Company’s compensation programs. Each year, the Compensation Committee evaluates whether the design and operation of Shyft’s compensation programs and policies encourage
Shyft Group // 2024 Proxy Statement	11

Corporate Governance and Board Matters

management to take unnecessary or excessive risks. In assessing Shyft’s compensation programs for risk, the Compensation Committee evaluates program features that mitigate against potential risks for our executive officers, such as fixed base salaries; goals that are tied to specific company financial measures and payout caps for the annual cash incentive program; clawbacks for our cash and equity incentives; the quantity and mix of long-term performance-based and time-based equity incentives; and stock ownership requirements. In its annual review, the Compensation Committee concluded that Shyft’s executive compensation programs and policies continue to provide an effective and appropriate mix of incentives to help ensure performance is focused on long-term shareholder value creation, and do not encourage short-term risk taking at the expense of long-term results.
Cybersecurity
The Board, together with the Audit Committee, regularly reviews with the Chief Information Officer our information security and enterprise-wide cybersecurity risk management program. Oversight includes visibility to our mandatory cybersecurity training for Shyft employees and third parties who may have access to our systems, the maintenance of internal controls for our systems, our ongoing evaluation of the cybersecurity threat landscape, our implementation of the National Institute of Standards and Technology Cybersecurity Framework, our management of information technology risks and resources, and conducting penetration testing of our information technology infrastructure. As part of this oversight, the Audit Committee also collaborates with external parties to evaluate the Company’s cybersecurity strategy and integrate best practices.
Supply Chain
The Board reviews management reports regarding Shyft’s supply chain and operations. These records include updates from Shyft’s business segment leadership on the performance and management of our supply chain with focus on potential operational impacts.
Regulatory Compliance
Shyft’s full Board takes an active role in overseeing legal and regulatory risks related to Shyft’s business. The Board receives regular updates from Shyft’s CLO on legal and regulatory developments affecting the Company, including updates on legislative developments, government investigations, litigation, and other legal proceedings.
Shareholder Engagement
We are committed to ongoing constructive and meaningful engagement with our shareholders to drive accountability to our shareholders.
The management team conducts shareholder outreach throughout the year to ensure management and the Board understand and consider the issues that matter most to our shareholders and reflect the insights and perspectives of our many stakeholders.
Investor conferences, industry tradeshows and individual communication with our shareholders provides the opportunity for them to interact directly with management.
These engagements allow us to receive feedback concerning our operational and financial results, board composition, executive compensation, human capital management and sustainability matters, along with other topics of interest to shareholders. We greatly value our relationships with our shareholders and hearing their feedback directly.
In addition, we host a quarterly earnings call during which our executive management team responds to analyst questions regarding both historical results and forward-looking information. Transcripts of our quarterly earnings calls, including the question and answer sessions, are posted on our website. In addition to the required reports we file with the SEC, we make available on our website earnings analyst packages,
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Corporate Governance and Board Matters

investor presentations, and other reports with supplementary financial and operational information. In addition to having a dedicated Investor Relations function that receives and responds to shareholder outreach, we also provide a means for shareholders to communicate directly with our Board, as provided under “Communications with Directors.”
Board and Committee Structure and Meetings
The Company’s Board of Directors currently consists of 9 directors, divided into 3 classes approximately equal in number. The members of each class serve for staggered, 3-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the 3 classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors. Directors actively participate in Board and committee meetings. Meeting materials are distributed in advance of each regular Board meeting so that directors can prepare for meeting discussions.
During 2023, the Board initially consisted of 9 directors until Ms. Kermisch joined the Board on March 21, 2023, at which time the Board expanded to 10 directors. On October 26, 2023, Mr. Adams resigned from the Board and Mr. Dunn joined the Board, in connection with the completion of our CEO succession process. Mr. Clevinger resigned from the Board for personal reasons effective December 31, 2023 prior to the conclusion of his then-current term after serving on the Board for 6 years, at which time the Board was reduced to 9 directors.
Given the director transitions that occurred during 2023, the class of directors whose term expires at the Annual Meeting currently only consists of two directors. Accordingly, in furtherance of our commitment to maintain the director classes as nearly equal in number as possible, Ms. Kermisch, whose term would otherwise expire at the 2026 Annual Meeting, has agreed to be renominated for election with the class of directors whose current terms will expire at the 2024 Annual Meeting.
The Board met 8 times during 2023. Each member of the Board who served during 2023 attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during 2023 (other than Mr. Dunn who did not join the Board until October 26, 2023), and (ii) the total number of meetings held by each committee of the Board on which the member served during 2023.
Shyft expects all of its directors to attend the Annual Meeting. All directors then serving on the Board attended the 2023 annual meeting of shareholders.
The Board has three standing committees: Audit, Compensation, and Governance. Each standing committee has a charter adopted by the Board. Each committee chair gives a committee report to the full Board at each regular Board meeting. The Board annually elects each committee’s members and chair. Each committee has authority to retain, approve fees for, and terminate advisors as it deems necessary to assist in the fulfillment of its responsibilities.
Annual Board and Committee Self-Evaluations
The Board conducts an annual self-evaluation to assess whether the Board, its committees, and each member of the Board are working effectively, and to provide an opportunity to reflect upon and improve processes and effectiveness.
The Governance Committee designs and establishes the overall evaluation framework, and Messrs. Sharman and Mascarenas, the Board Chair and Governance Committee chair, respectively, lead the feedback session. Topics covered in the evaluation process include the effectiveness and performance of the Board and its committees; Board and committee composition and refreshment; timing, agenda, and content of Board and committee meetings; Board dynamics and function; peer contributions; and executive succession planning. A summary identifying any themes or issues that have emerged is presented to the Board on an anonymous basis.
Shyft Group // 2024 Proxy Statement	13

Corporate Governance and Board Matters

Director Independence
Our Corporate Governance Principles require that the Board annually determines whether our directors are independent. Nasdaq’s rules require that the Board affirmatively determine that a director does not have a relationship that would interfere with the exercise of a director’s independent judgment. Based on the evaluations performed and recommendations made by the Governance Committee, the Board determined that each of our directors is independent, other than Mr. Dunn, our current CEO and Mr. Adams, who served as a member of the Board until the end of his tenure as CEO on October 26, 2023, and that Mr. Clevinger, who resigned from the Board effective December 31,2023, was independent.
Transactions With Related Parties
The Board has adopted written policies and procedures with respect to related party transactions, as defined in rules issued by the SEC. Any proposed related party transaction must be reviewed and approved by the full Board. There were no such transactions that required review or approval by the Board in 2023. During 2023, Shyft conducted business in the ordinary course with C.H. Robinson Worldwide, Inc., a global provider of multimodal transportation services and third-party logistics, where Ms. Freeman, a member of the Shyft Board, serves as the Chief Human Resources and ESG Officer.
Communication with Directors
Any shareholder or other interested party may communicate with our directors, individually or as a group, by contacting our CLO or our Board Chair. The contact information is maintained through the Investors page of our website at www.theshyftgroup.com.
Inquiries may also be addressed as follows:
The Shyft Group, Inc. Corporate Headquarters 41280 Bridge Street Novi, Michigan 48375 Attn: Chair of the Board	The Shyft Group, Inc. Corporate Headquarters 41280 Bridge Street Novi, Michigan 48375 Attn: CLO
Communications will be forwarded to the relevant director(s) except for solicitations or other matters not related to the Company.
Code of Conduct
Shyft conducts business ethically, honestly, and in compliance with laws. Shyft’s Code of Conduct details the principles that guide Shyft’s business practices – honesty, respect, confidentiality, and compliance. The Code of Conduct applies to all employees, including Shyft’s CEO and CFO, as well as our Board of Directors. We expect our suppliers, contractors, consultants, and other business partners to follow the principles set forth in the Code of Conduct when providing goods and services to Shyft or acting on its behalf. The Code is available at https://theshyftgroup.com/wp-content/uploads/2022/04/ShyftGroupCodeofConduct_2023.pdf.
Shyft’s CLO is responsible for managing oversight of the Code of Conduct. Employees and Board members are required to complete training on the Code of Conduct upon joining Shyft and annually thereafter.
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Corporate Governance and Board Matters

How to Obtain Copies of Our Governance-Related Documents
The following documents are available through the Corporate Responsibility page of our website at www.theshyftgroup.com:
•	Corporate Governance Principles;
•	Shyft Code of Conduct; and
•	Charters of the Audit Committee, the Compensation Committee, and the Governance Committee.
If you prefer to receive printed copies of these documents, please send a written request to our CLO at The Shyft Group, Inc., 41280 Bridge Street, Novi, Michigan 48375.
Prohibition on Employee, Officer, and Director Hedging
As part of the Company’s Insider Trading Policy, we prohibit directors, officers, and other employees from (1) engaging in short sales of any Shyft securities, and (2) engaging in hedging or similar transactions involving any Shyft securities, including option contracts, puts, calls, straddles, collars, hedges, swaps, forward contracts, exchange funds, or any transactions that hedge or offset, or are designed to hedge or offset, any decrease in market value of any Shyft securities. These restrictions also apply to each employee and director’s family members and others living in their households and entities that are directed by or subject to the employee’s or director’s influence or control.
The Company’s anti-pledging policy prohibits our directors and executives, including NEOs, from purchasing Shyft securities on margin, holding Shyft securities in a margin account, or pledging Shyft securities as collateral for a loan.
Shyft Group // 2024 Proxy Statement	15

Our Commitment to Sustainability
At Shyft, we champion an environmentally sustainable future and are committed to advancing clean and green commercial transportation. This is a defining aspect of our business, and we strive for a future where our purpose-built technology and cross-brand collaboration fuel innovations and make transportation more eco-friendly and efficient. Our mission is to provide the tools and technologies to safely and efficiently deliver people, packages, and services where they are needed most. As part of this overall mission, we focus on integrating environmental, social and governance principles into how we conduct business.
Sustainability Oversight
In 2023, Shyft continued to build upon and improve our oversight framework, and to further evolve our strategy. Our executive management team and our Board recognized the importance of these responsibilities, and we established an internal cross-functional Sustainability Working Group that was tasked with driving progress in the initiatives that promote sustainability and further transparency. The Board is updated quarterly regarding Shyft’s sustainability initiatives, and the Working Group meets regularly. Our Board actively oversees and supports the management team as they lead the Company’s efforts to integrate sustainability into day-to-day operations.
Against this backdrop, we have, with the assistance of outside expertise, performed an assessment of key indicators and engaged with our internal and external stakeholders on sustainability topics to help further inform our future direction and priorities. The three tenets of our sustainability strategy are: (1) Environmental Stewardship; (2) Social Responsibility; and (3) Our Culture of Governance.

Our three tenets arose from a priority-based approach to disclosure, in line with best practices. In the spring of 2023, Shyft completed its second assessment of sustainability priorities – examining a range of key stakeholders, including investors, customers, employees, and rating organizations and by studying industry peers. Our analysis of sustainability topics included the Task Force on Climate-Related Financial Disclosures (TCFD), and the 17 United Nations Sustainable Development Goals (SDGs), as well as the Sustainability Accounting Standards Board (SASB).
As we work to reduce our own emissions, we are also realizing sustainability opportunities in our supply chain. Through a proactive approach to supplier onboarding, combined with ongoing assessments of potential supply chain risks, we actively manage our supply chain, and have the ability to audit our supply chain partners for compliance with our requirements, including with respect to achievement of sustainability objectives.
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Our Commitment to Sustainability

Environmental Stewardship

We are committed to responsible environmental practices that include conservation of natural resources, pollution prevention, and waste reduction. We foster environmental responsibility with our employees and other partners by encouraging them to reduce consumption of natural resources and applying an ethical approach to disposal efforts. Highlights of our efforts and accomplishments include:

 • Improving the operation of our facilities through the efficient use of energy, including a commitment to a reduction in carbon emissions, waste, and water.

 • Increasing the amount of green energy and recycling in our facilities, and the continued implementation of waste disposal practices.

 • Promoting electricity, natural gas, and water efficiency measures across our supply chain.

 • Complying with all applicable environmental laws governing the use, storage, discharge, and disposal of hazardous material.

 • Bringing products to market in our traditional fuel powered products that enable end-users to be more fuel efficient.

 • Developing proprietary products and solutions in the electric vehicle space to support our customers’ carbon neutral goals and a more environmentally sustainable future.

Shyft abides with all applicable legal and regulatory requirements to control and reduce its environmental footprint. Shyft’s management team plays a crucial role in assessing and managing climate-related risks and opportunities. We are committed to developing high quality, low emission products to meet changing consumer needs and preferences. This includes our Blue Arc EV product line that has been built to provide the commercial industry with commercial-grade EV solutions. We are dedicated to constantly researching and developing innovative solutions to enhance our efficiency and reduce our environmental impact.

Social Responsibility

At Shyft, we believe our success is built on the collaborative efforts of exceptional talent. Our ongoing focus is to leverage this diverse array of knowledge and skills, fostering an inclusive environment that is a driving force for both innovation and sustained growth. A diverse and inclusive workplace begins with our core values. Our goal is to attract, retain and develop a workforce that is diverse in background, knowledge, skill and experience. We are committed to providing equal employment opportunities for training, compensation, transfer, promotion and other aspects of employment for all qualified applicants and employees without regard to sex, race, color, religion, national origin, age, disability, sexual orientation, gender identity, veteran status or any other protected status.

We have begun to enhance our culture and talent management function by implementing a Human Capital Management (HCM) program to enable leaders to better attract, develop and manage talent. These practices include developing standards for setting goals, performance evaluations, succession planning, and learning and development. We are committed to pay equity and regularly review our compensation model to ensure fair and inclusive pay practices across our business. The health, safety and wellbeing of our employees is paramount, and our success is fundamentally connected with the well-being of our people.

Shyft Group // 2024 Proxy Statement	17

Our Commitment to Sustainability

To support those beliefs, we aim to provide a robust health and wellness package that includes:

 • Competitive medical, dental, and vision benefits

 • Flexible spending and health savings accounts for both healthcare and dependent care

 • Short- and long-term disability insurance

 • 401(k) retirement savings program, including matching contributions

 • Employee Assistance Program providing up to five free counseling services

We recognize that Shyft plays an important part in the lives of our employees and strive to create an inclusive workplace where employees feel heard, valued and appreciated for who they are. This is evident in our “Ask Me Anything” sessions, where our executive and senior leadership engage directly with the workforce on a quarterly basis. The power of feedback also extends to our annual employee engagement surveys, which help us better understand our strengths and areas of growth.

Health and safety is a Shyft core principle and foundational to everything we do. Our groupwide dedication to a safe workplace for all helps us attract, retain, and protect the best people. We strive to achieve a zero-injury workplace and build a culture where safety comes first. Each of our locations performs regular safety reviews to ensure that proper safety policies are in place and appropriate safety training is provided. All employees and contractors are required to acknowledge and adhere to our Health and safety policies that express our commitment to eliminating workplace hazards. In addition to training and development, we measure and report on monthly safety metrics and review our safety performance with our Board of Directors on a quarterly basis.

We believe that investing in communities where we do business nationally and locally to create social and economic outcomes is at the heart of generating social impact. We recently announced Shyft For Good, our commitment to aligning our corporate actions with our core values. Every quarter, Shyft contributes $25,000 to a selected non-profit recipient, rotating the focus across vital areas such as health, education, the environment, and communities in need. Shyft For Good includes a matching program for employee charitable donations and a strong encouragement for volunteerism.

Culture of Governance

Shyft is committed to achieving excellence in our corporate governance practices. We emphasize a culture of accountability and conduct our business in a manner that is fair, ethical, and responsible to earn the trust of our stakeholders. We also maintain governance, compliance, and risk management programs to help ensure compliance with applicable laws and regulations governing our business practices. We believe that good corporate governance is important to ensure that Shyft is managed for the long-term benefit of its shareholders. Our Code of Conduct, together with our comprehensive corporate governance principles and structures, foster accountability and transparency across the Shyft team. Through our Supplier Code of Conduct and Terms and Conditions, we insist that our business relationships are based on lawful, ethical, and fair practices.

Shyft is governed by a nine person Board, which is responsible for the oversight of the management of Shyft and its business for the long-term benefit of our stakeholders. Its members set the tone for Shyft and operate under a set of published guidelines, which are based on best practices that meet or exceed the existing standards of the Nasdaq and requirements of the SEC. We feature an independent, experienced and diverse Board with expertise in a broad set of areas relevant to our business.

Our Board has responsibility for oversight of our risk management processes and regularly discusses with management our major risk exposures and strategies to mitigate risk. We implement robust risk management programs to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers and business partners, and our industry.

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Our Commitment to Sustainability

Our IT team uses a combination of industry-leading tools and innovative technologies to help protect our stakeholders’ data. Our team members are responsible for complying with our data security standards and complete mandatory annual training to understand the behaviors and technical requirements necessary to keep data secure.

We believe that strong corporate governance and effective management of enterprise risk are crucial for the long-term success of our business and stakeholders. We encourage all Shyft employees, suppliers, and stakeholders to “Speak Up” about possible legal or ethical issues. Concerns may be raised through numerous channels, including managers, human resources, Shyft’s legal department, or our Ethics Hotline.

We routinely engage with our stakeholders to better understand their views on ESG matters, carefully considering the feedback we receive and acting when appropriate. For more information on our sustainability program, policies, or to view our 2023 Sustainability Report, please visit: theshyftgroup.com.
Shyft Group // 2024 Proxy Statement	19

PROPOSAL ONE
Election of Directors
The Board is divided into three classes. Pursuant to our articles of incorporation and bylaws, the classes should be as nearly equal in number as possible, with each class consisting of approximately one-third of our directors. Given the director transitions that occurred during 2023, the class of directors whose term expires at the Annual Meeting currently only consists of two directors. Accordingly, Ms. Kermisch, whose term would otherwise expire at the 2026 Annual Meeting, has agreed to be renominated, along with the other directors set forth below, for election as directors whose current terms will expire at the 2024 Annual Meeting:
JOHN DUNN
PAMELA KERMISCH
PAUL MASCARENAS
Each of these directors has consented to stand for re-election to serve until the 2027 Annual Meeting of Shareholders. If any of them should become unavailable to stand for re-election at the 2024 Annual Meeting, the Board may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee.
Additional information regarding the directors and director nominees of the Company is set forth below.
VOTE
The Board unanimously recommends a vote “FOR” the election of the director nominees named in Proposal 1 to three-year terms expiring at the 2027 Annual Meeting.
Director Background, Experience and Qualifications
The following includes a brief overview of the experience, qualifications, attributes, and skills that led to the conclusion that the directors and nominees should serve on the Board at this time. The Governance Committee and the Board consider the experience, mix of skills, and other qualities of the existing Board to ensure appropriate Board composition. The Governance Committee and the Board believe that directors must have demonstrated excellence in their chosen field, high ethical standards and integrity, and sound business judgment. In addition, they seek to ensure the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the Company’s business.
As more fully reflected below, the Board believes that the directors and nominees have an appropriate balance of knowledge, experience, attributes, skills and expertise as a whole to ensure the Board appropriately fulfills its oversight responsibilities and acts in the best interests of shareholders. The Board believes that each director satisfies its criteria for demonstrating excellence in his or her chosen field, high ethical standards and integrity, and sound business judgment. Further, each director or nominee brings a strong background and set of skills to the Board, giving the Board competence and experience in a wide variety of areas.
Vote Required
Under Michigan law and our bylaws, directors are elected by a plurality. This means the nominees who receive the most votes will be elected to the open director positions. However, we have adopted a majority vote standard in our Corporate Governance Principles that will require, in uncontested elections, any nominee for director who receives a greater number of votes “withheld” for their election than votes “for” such election to promptly tender his or her offer of resignation to the Chair of the Board for consideration by the Governance Committee.
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Proposal One

Snapshot of Board of Directors
The following matrix highlights the mix of skills, qualities, attributes, and experiences or our directors, including the nominees (Dunn, Kermisch and Mascarenas), that among other factors, led the Board and the Governance Committee to recommend the nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. The demographic information presented below is based on voluntary self-identification by each director. Additional biographical information on each director begins on page 22.
Skills and Qualifications	Sharman	Dinkins	Dunn	Esposito	Freeman	Kermisch	Mascarenas	Pizzuto	Rourke
Manufacturing and Operations
Sales and Marketing
Leadership
General Finance Acumen
Expertise with One or More of Shyft’s End Markets
Mergers & Acquisitions
Consumer Oriented Product Development
Human Capital Talent Development
Board Diversity Matrix
The Board Diversity Matrix below presents the Board’s diversity statistics (as of March 18, 2024) as required by applicable Nasdaq rules.*
Total Number of Directors: 9
Part I: Gender Identity	Male	Female	Non-Binary	Not Disclosed
Number of Directors Based on Gender Identity	6	3	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	5	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
*	Based on self-identified diversity characteristics.
Shyft Group // 2024 Proxy Statement	21

Proposal One

James Sharman
Age | 65
Director Since | January 2016
Committees | Compensation;
Governance
Term Ending | 2025

Mr. Sharman has served as Chair of the Board of Directors since 2017. Beginning in 2023, Mr. Sharman became a senior advisor to Norwest Equity Partners, a middle market investment firm. Mr. Sharman was President of GoHealth, a leading provider of technology and service solutions for the health care and insurance industries, from 2020 to 2022 and previously served as its Chief Operating Officer beginning in 2018. From 2014 until he joined GoHealth in 2018, Mr. Sharman served as Chief Operating Officer of Coyote Logistics, a freight broker and logistics services provider and a subsidiary of United Parcel Service. From 2006 through 2014, Mr. Sharman served as Managing Partner of Truecast Capital, LLC, an investment firm. His work history includes President and Chief Executive Officer of World Kitchen, Inc., a manufacturer of kitchen products, and Chief Executive Officer of Rubicon Technology, Inc., a manufacturer of synthetic-crystal components. He was Senior Vice President of Global Supply Chain for CNH Industrial, an agricultural and construction equipment supplier, as well as Vice President and General Manager, Latin America, for the Case Corporation, a machinery and equipment manufacturer. He served as the Commanding Officer of an engineering company in the United States Army and was an assistant professor at the United States Military Academy, West Point. Mr. Sharman is a graduate of the United States Military Academy at West Point and Duke’s Fuqua School of Business.

Mr. Sharman brings extensive knowledge and expertise in executive leadership and operational and management issues relevant to manufacturing environments. He has subject matter expertise in corporate governance, program and project management, customer relationship management, supply chain strategy, and risk management.

Michael Dinkins
Age | 70
Director Since | December 2020
Other Public Boards | Crane
NXT and Community
Health Systems
Prior Public Boards | Integer,
LandAmerica, and Access Worldwide
Committees | Audit (chair); Governance
Term Ending | 2026

Mr. Dinkins is currently President and Chief Executive Officer of Dinkins Financial, a consulting firm that assists small businesses in raising capital. Prior to founding Dinkins Financial in 2017, Mr. Dinkins served in various leadership roles, including as Chief Financial Officer and board member at Integer Holdings Corporation, a medical device manufacturer, from 2012 to 2017. In addition, Mr. Dinkins’ prior experience includes serving as Chief Financial Officer at each of USI Insurance Services, an insurance and risk management provider, Hilb, Rogal & Hobbs Co., an insurance risk and management provider, and NCR Worldwide Customer Service Operations, a provider of financial services equipment and software. Mr. Dinkins’ career began at General Electric where he served for 17 years in multiple financial roles. He is a past member of the board of directors of three publicly traded companies and currently serves on the board of the National Council on Compensation and Insurance, a provider of workers compensation data and insights. Mr. Dinkins received a Bachelor of Science degree in Finance from Michigan State University and graduated with honors from General Electric’s Financial Management Program where he also served as an instructor. He also obtained certified public accountant and certified management accountant certificates.

Mr. Dinkins has extensive experience in executive leadership, financial reporting, accounting, and Sarbanes-Oxley compliance. His experience serving as a financial executive with multiple companies provides him with subject matter expertise in acquisitions and divestitures, risk management, asset allocation, and oversight of operational functions.

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Proposal One

John Dunn
Age | 57
Director Since | October 2023
Committees | None
Term Ending | 2024

Mr. Dunn joined the Company in January 2023 as President, Fleet Vehicles and Services. In October 2023, he was named President and Chief Executive Officer and was appointed to the Board of Directors. Prior to joining Shyft, he served as President and CEO, Americas for Plastic Omnium, a global frontrunner in mobility solutions, from April 2014, where he had full responsibility for the profitability and growth of the North and South American business, including sales, development and operations across 14 facilities. Previously, from 1998 to 2014, he held various leadership positions at Brose, a Tier 1 German automotive supplier, including President of North America and Chief Operating Officer for North America. Mr. Dunn began his career at General Motors Corporation, an automotive manufacturer, in manufacturing and purchasing. Mr. Dunn holds a Master of Science in Industrial Engineering from the University of Wisconsin and a Bachelor of Science in Industrial Engineering from Purdue University.

Mr. Dunn is a proven leader who has demonstrated success in achieving profitability and growth in the transportation space. Hs subject matter expertise includes executive leadership, sales, operations, and footprint optimization.

Carl Esposito
Age | 56
Director Since | March 2022
Committees | Audit
Term Ending | 2025

Since September 2019, Mr. Esposito has served as Senior Vice President and President of the E-Systems business for Lear Corporation, a global automotive technology leader in seating and E-Systems. He is responsible for implementing global initiatives to further grow and diversify sales, accelerate product innovation, improve financial results, sustain world-class competitiveness, and capitalize on the megatrends of electrification, connectivity, software, and data. Before joining Lear, Mr. Esposito spent 30-years at Honeywell Aerospace, including serving from 2017 to 2019 as President of the Electronic Solutions Strategic Business Unit where he oversaw strategy and product development. Prior to this position, he held various roles during his Honeywell Aerospace tenure, including as Vice President of Marketing and Product Management and various positions in the United States and Europe in global sales and marketing, product management and strategy, program management, and engineering. Mr. Esposito received a bachelor’s degree in electrical engineering from Rensselaer Polytechnic Institute and master’s degrees in program management and business administration from the Keller Graduate School of Management.

Mr. Esposito brings to the Board significant expertise in innovation related to electrification and connectivity in the transportation space, global business operations, engineering, and program management. He has subject matter expertise in product innovation, transportation electrification, and executive management and strategy.

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Proposal One

Angela Freeman
Age | 56
Director Since | August 2019
Committees | Compensation (chair);
Governance
Term Ending | 2026

Ms. Freeman serves as the Chief Human Resources and ESG Officer at C.H. Robinson Worldwide, Inc., one of the world’s largest third-party logistics providers. At C.H. Robinson, Ms. Freeman leads the company’s global talent, sustainability, DEI, and corporate responsibility strategies. She has been with the company for 25 years and prior to her current role led Investor Relations, Marketing, and Public Affairs. In addition, she serves as Chairperson of the Board of the C.H. Robinson Foundation, the company’s philanthropic affiliate. Ms. Freeman also serves on the Board of the University of North Dakota Alumni Association & Foundation and on the Gartner Global CHRO Leadership Board. Ms. Freeman holds a Master of Science degree in comparative politics from the London School of Economics, in addition to a Bachelor of Arts degree in political science and a Bachelor of Science degree in secondary education from the University of North Dakota.

Ms. Freeman brings extensive public company experience in human resources, including executive compensation, human capital management and DEI, ESG, investor relations and communications, stakeholder management and government affairs. She has subject matter expertise in strategy creation and deployment, change management, digital transformation and scaling organizations, executive succession, and mergers and acquisitions.

Pamela Kermisch
Age | 49
Director Since | March 2023
Committees | None
Term Ending | 2026(1)

Since January 2018, Ms. Kermisch has served as the Chief Customer Growth Officer at Polaris Inc., the global leader in powersports. She is responsible for helping to deepen Polaris’ relationships with its existing valued customers, while also expanding brand awareness and connecting with new customer bases. Since joining Polaris in 2015, Ms. Kermisch has also served as the Vice President Off-Road Vehicle Marketing and for Polaris’ On Road business, which includes Indian Motorcycle and Slingshot. In both roles, Pam was responsible for building a pipeline of potential customers, converting riders from shop to buy and continuing to build the brand experience with owners. Previously, Ms. Kermisch served as the Integrated Marketing Director for General Mills, a global manufacturer of consumer-packaged goods, from 2006 to 2015, where she led integrated marketing for some of its largest brands. Ms. Kermisch serves on the Greater Twin Cities United Way Board of Directors and the Marketing Department Advisory Board of the University of Arizona Eller School of Marketing. She holds a bachelor’s degree in journalism – advertising from the University of Wisconsin-Madison.

Ms. Kermisch brings extensive experience in business transformation, brand strategy and positioning, and dealer/retail marketing. She has subject matter expertise in business and commercial strategy, insights and analytics, digital transformation, and customer experience.

(1)
Ms. Kermisch, whose term would otherwise expire at the 2026 Annual Meeting, has agreed to be renominated for election with the class of directors whose current terms will expire at the 2024 Annual Meeting.

24	Shyft Group // 2024 Proxy Statement

Proposal One

Paul Mascarenas
Age | 62
Director Since | June 2018
Other Public Boards | United States Steel
Corporation and ON
Semiconductor Corporation
Prior Public Boards | Borg Warner
Committees | Governance (chair);
Compensation
Term Ending | 2024

Mr. Mascarenas served as President of the International Federation of Automotive Engineering Societies (FISITA) from 2014 to 2016, and as a director from 2012 to 2018. Previously, Mr. Mascarenas worked for 32 years at Ford Motor Company, holding various product development and engineering positions, and most recently serving as Chief Technical Officer and Vice President of Research & Advanced Engineering, leading Ford’s worldwide research organization. Mr. Mascarenas is a Fellow of the Institution of Mechanical Engineers, and a Fellow of the Society of Automotive Engineers. He served as General Chairperson for the 2010 SAE World Congress and Convergence; and as President of SAE International for the 2019 term. Mr. Mascarenas is currently a Venture Partner with Fontinalis Partners, a venture capital fund focused on mobility technology. In 2015, he was awarded an Order of the British Empire (OBE) by her Majesty Queen Elizabeth II for his services to the automotive industry. Mr. Mascarenas received a degree in mechanical engineering from University of London, King’s College in England and in 2013 received an honorary doctorate degree from Chongqing University in China.

Mr. Mascarenas’ professional experience, including as the technology leader of a global public company and other public company board assignments, enables him to contribute his expertise in technology and innovation, industrial manufacturing, public company governance, and executive compensation matters.

Terri Pizzuto
Age | 65
Director Since | January 2021
Other Public Boards | Triton International
Committees | Audit
Term Ending | 2025

Ms. Pizzuto served as a financial officer for Hub Group, Inc., a multi-billion-dollar public company offering comprehensive transportation and logistics management solutions, for 18 years, including the last 13 years as Chief Financial Officer prior to her retirement in June 2020. Ms. Pizzuto retains the title of Chief Financial Officer Emeritus at the Hub Group. Before joining the Hub Group, Ms. Pizzuto was an audit professional at Arthur Andersen LLP for 22 years, including the last 6 years as an audit partner, where she served a wide variety of SEC registrants and other clients in logistics, manufacturing, high tech, and other industries. Ms. Pizzuto serves on the board of directors of Triton International, a global container leasing company, IPS Corporation, a privately-held manufacturer, CRST, Inc., a privately held freight company, and Mastery Logistics Systems, a privately held technology company in the supply chain logistics space. Ms. Pizzuto earned a bachelor’s degree in accounting from the University of Illinois and is a certified public accountant.

Ms. Pizzuto is a qualified financial expert with over 40 years of experience in financial and strategy leadership roles. Her areas of expertise include SEC regulatory compliance, global finance and accounting, investor relations, technology transformations, acquisitions and divestitures, and asset management.

Shyft Group // 2024 Proxy Statement	25

Proposal One

Mark Rourke
Age | 59
Director Since | January 2021
Other Public Boards | Schneider National Inc.
Committees | Compensation
Term Ending | 2026

Since 2019, Mr. Rourke has served as President, Chief Executive Officer and director of Schneider National Inc., a provider of transportation and logistics services, Since starting his career with Schneider National in 1987, he held a series of leadership positions of increasing responsibility, including roles as Executive Vice President and Chief Operating Officer, which he held prior to his current role. He serves on the board of directors of the Trucking Alliance, an industry group focused on advancing safety reforms. Mr. Rourke holds a bachelor’s degree in marketing from the University of Akron and has attended programs on corporate governance and strategic leadership at Harvard University.

Mr. Rourke brings extensive experience in executive leadership, the transportation and logistics industry, and operational and management issues. He has subject matter expertise in the development and implementation of strategic and operational plans, operational excellence, and management.

26	Shyft Group // 2024 Proxy Statement

Report of the Audit Committee of the
Board of Directors
The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function, the performance of the Company’s independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with the independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting and other advisors as it deems necessary to carry out its duties and receives appropriate funding from the Company, as determined by the Audit Committee, for such advice and assistance.
The Company’s management is primarily responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with the Company’s management;

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.
The undersigned members of the Audit Committee have submitted this Report to the Board.
The Audit Committee
Michael Dinkins, Chair
Carl Esposito
Pamela Kermisch
Terri Pizzuto
James Sharman
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PROPOSAL TWO
Ratification of the
Appointment of Independent Registered Public Accounting Firm
The Board proposes and recommends that the shareholders ratify the Audit Committee’s appointment of the firm of Deloitte as independent auditors for Shyft for 2024. Deloitte has been Shyft’s independent auditor since June 28, 2021, when the Board appointed Deloitte to succeed BDO USA, LLP (“BDO”). BDO had served as the Company’s independent auditor since 2007. Although ratification of this appointment is not required by law, the Board believes it is desirable as a matter of corporate governance. If the shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment of Deloitte as Shyft’s independent auditor. We expect that representatives of Deloitte will attend the Annual Meeting, where they will have an opportunity to make a statement if they wish to do so and to respond to appropriate questions.
Unless otherwise directed by the shareholder, proxies that are properly executed and returned or submitted electronically will be voted for approval of the appointment of Deloitte to audit our consolidated financial statements for 2024.
VOTE
The Board recommends voting “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm
Annual Evaluation and Selection of Auditors
The Audit Committee is responsible for selecting, in its sole discretion, the firm of independent auditors to audit Shyft’s financial statements for each fiscal year. The Audit Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors, including resolution of any disagreements that arise between management and the auditor regarding financial reporting or other audit, review or attest services for the Company. The independent auditors report directly to the Audit Committee.
The Audit Committee annually reviews and evaluates the performance of the Company’s independent auditors. In evaluating the independent auditors, the Audit Committee considers, among other things, the quality of the independent auditor’s service, the sufficiency of its resources, its independence and objectivity, and the length of time the firm has been engaged as Shyft’s independent auditors.
28	Shyft Group // 2024 Proxy Statement

Proposal Two

Fees Paid to Independent Auditor
Set forth below is a summary of the fees paid by Shyft for the years ended December 31, 2023 and 2022, to its independent auditor for such year and such firm’s affiliates:
	2023	2022
	Deloitte	Deloitte	BDO
Audit fees(1)	$900,000	$850,000	$200,000
Audit-related fees	—	—	—
Tax fees(2)	140,963	214,000	32,000
All other fees	—	—	—
Total	$1,040,963	$1,064,000	$232,000
1.
Audit services consisted of: (i) audit of Shyft’s annual financial statements; (ii) review of Shyft’s quarterly financial statements; (iii) Sarbanes-Oxley Act, Section 404 attestation matters; and (iv) statutory and regulatory audits, comfort letters, consents, and other services related to SEC matters.

2.
Fees paid for tax compliance services. Except for the amounts disclosed above, there were no tax fees billed by Deloitte or BDO during 2023 or 2022, as the Company retained another firm to provide tax advice. The Audit Committee has determined that the rendering of all non-audit services by Deloitte and BDO in 2023 and 2022 is compatible with maintaining auditor independence.

We have been advised by Deloitte and BDO, respectively, that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.
Pre-Approval Policy and Procedures
SEC rules prohibit independent auditors of public companies from providing certain non-audit services and require that other non-audit services be approved by the Audit Committee. The Company’s policy implementing this requirement:
•	specifies certain types of services that our independent auditors are prohibited from performing;
•	requires that management prepare a budget for non-prohibited services at the beginning of each fiscal year and present the budget to the Audit Committee for its approval; and
•	requires that any expenditure outside of the budget also be approved by the Audit Committee in advance.
VOTE REQUIRED

The proposal to ratify the appointment of Deloitte as The Shyft Group’s independent registered public accounting firm for the current fiscal year will be approved if a majority of the shares voted at the meeting are voted in favor of the proposal. (See “Additional Information,” page 69).

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PROPOSAL THREE
Approval, on an Advisory Basis, of the Compensation of Named Executive Officers
Based on the recommendation of shareholders at the Company’s 2023 Annual Meeting, and the Board’s consideration of that recommendation, the Company has determined that it will hold a non-binding advisory vote to approve the compensation paid by the Company to its named executive officers (“Say on Pay”) every year. We intend to hold the next Say on Pay vote at the 2025 annual meeting of shareholders. In accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules, we are asking shareholders to express their opinion on the compensation of the NEOs, as disclosed pursuant to the SEC’s Compensation Discussion and Analysis, executive compensation tables, and narrative disclosures that accompany the executive pay tables. This vote is non-binding and advisory only; however, the Board expects to give due consideration to the opinion of the Company’s shareholders as expressed by their vote.
VOTE
The Board recommends voting “FOR” the approval, on an advisory basis, of the compensation of our named executive officers
We believe the compensation of our named executive officers should be:
•	closely linked to the performance of the Company as a whole, the executive’s business segment (as applicable), and the individual executive;
•	aligned with the Company’s annual operating plan and long-term strategic plan and objectives;
•	attractive in the markets where we compete for executive talent; and
•
structured to reward actions in accordance with the Company’s values and standards and to discourage the taking of inappropriate risks, and thereby to uphold Shyft’s high standards of business ethics and corporate governance.

At the 2023 Annual Meeting, 91% of the votes cast on the advisory Say on Pay proposal voted in favor of the compensation of our named executive officers.
The Compensation Discussion and Analysis beginning on page 32 explains in detail the elements of the Company’s executive compensation program with respect to our NEOs, and the steps taken by the Company to help ensure that the program, as implemented in 2023, was aligned with these core principles. Balancing annual and long-term compensation elements, the program directly links incentive compensation for named executive officers with increases in shareholder value, principally by means of annual cash incentives based on achievement of performance goals set by the Compensation Committee at the beginning of the year, performance-based restricted share units that vest based on the Company’s TSR performance relative to the TSR Comparator Group and the Company’s Cumulative GAAP Net Income over a three-year period, and time-based restricted share units that vest over a three-year period. The Company believes this system, as put into practice under the supervision of the Compensation Committee, is instrumental in enabling the Company to achieve long-term financial performance and investor returns.
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Proposal Three

The Board strongly endorses the Company’s actions in this regard and recommends that shareholders vote to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement, according to the following resolution:
RESOLVED, that the compensation of the named executive officers, as disclosed in the proxy statement for the 2024 Annual Meeting of Shareholders is approved by the shareholders on an advisory basis.
Unless otherwise directed by the shareholders, proxies that are properly executed and returned will be voted for the resolution. Abstentions and broker non-votes will not count as votes for or against the proposal and will not be included in calculating the number of votes in favor of the proposal.
VOTE REQUIRED

The proposal to approve the compensation of our named executive officers, as described in this proxy statement, is an advisory vote only, and will be approved if a majority of the shares voted at the meeting are voted in favor of the proposal. The Company will disclose the results of this vote, but is not required to take action based upon the outcome of this vote. However, the Compensation Committee of the Board intends to consider the outcome of the vote when considering future executive compensation arrangements. (See “Additional Information,” beginning on page 69.)

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Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes and analyzes the executive compensation program in place at the Company for our NEOs in 2023.
Your understanding of our NEO compensation program is important to the Company. The goal of this CD&A is to explain:
•	our compensation philosophy and objectives for our NEOs in 2023;
•
the respective roles of our Human Resources and Compensation Committee (the “Committee”), the Committee’s external executive compensation consultant, and management in the 2023 executive compensation process;

•	the key components of our 2023 executive compensation program and the successes and achievements our program is designed to reward;
•	how the decisions we made in the 2023 executive compensation process align with our executive compensation philosophy and objectives; and
•	how our NEOs’ 2023 compensation aligned with both our financial and operational performance and our shareholders’ long-term investment interests.

OUR 2023 NAMED EXECUTIVE OFFICERS

John Dunn
President and Chief Executive Officer
Jonathan Douyard
Chief Financial Officer
Jacob Farmer
President, Fleet Vehicles and Services and President, Specialty Vehicles
Colin Hindman
Chief Human Resources Officer
Joshua Sherbin
Chief Legal and
Compliance Officer
Daryl Adams
Former President and Former Chief Executive Officer

2023 Executive Transitions
Mr. Adams served as President and Chief Executive Officer (“CEO”) during 2023 until October 26, 2023, when he moved into a non-executive officer role as Special Advisor. Mr. Dunn joined the Company on January 30, 2023 as President, Fleet Vehicles and Services (“FVS”), and served in that role until he succeeded Mr. Adams as President and CEO on October 26, 2023. Mr. Farmer joined the Company on July 17, 2023 in the role of President, Specialty Vehicles (“SV”) and was also appointed President, Fleet Vehicles and Services on January 1, 2024.
2023 Highlights
In 2023, faced with a dynamic operating environment, our team concentrated on enhancing operational efficiency and boosting shareholder value by generating positive Operating Cash Flow and sustaining profitability across all segments. Our dedication to operational excellence and focusing on customer needs has made us competitive in key markets, such as parcel delivery and infrastructure, providing a solid financial base.
Over the course of the year, we accomplished the following milestones:
•	Delivered record Specialty Vehicles profitability with 20% Adjusted EBITDA for the full year.
•	Successfully reduced working capital, leading to a significant improvement in Operating Cash Flow totaling $56 million.
•	Enabled future growth through key investments in Blue Arc and geographic expansion.
•	Returned $26 million to shareholders through dividends and share repurchases.
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Compensation Discussion and Analysis

Looking forward, we are committed to further improving our financial performance and Operating Cash Flow generation, while continuing to invest in initiatives that position us for future growth.
Summary of Key Compensation Decisions and Outcomes for 2023
The Board believes its NEO compensation approach and practices contribute to the Company’s success in enhancing shareholder value and driving long-term growth and profitability. The key compensation decisions the Committee made for 2023 are summarized below and discussed in greater detail in the remainder of this CD&A.
Base Salary Adjustments
The Committee approved base salary increases for all NEOs who were hired prior to 2023 to maintain alignment with market median per our compensation philosophy and to recognize individual performance in 2022. Mr. Dunn’s base salary, initially set when he joined the Company in January 2023, was increased when he was appointed CEO in October 2023. Mr. Adams’ base salary was adjusted when he transitioned from CEO to Special Advisor consistent with the terms of the Transition and Separation Agreement dated June 9, 2023 (the “Transition Agreement”) between Mr. Adams and the Company. Mr. Farmer’s base salary was determined when he joined the Company in July 2023.
Annual Incentive Compensation Program
For fiscal year 2023, Mr. Dunn’s award payout under the annual incentive compensation program (“AIC”) was prorated based on his hire date, and his respective base salary and percentage of 2023 spent as President of FVS (80% of 2023), and CEO (20% of 2023). As President of FVS, Mr. Dunn’s AIC award was based on the following performance metrics and weightings: Company Adjusted EBITDA 25%; Company Free Cash Flow 25%; segment Adjusted EBITDA 30%; and individual management business objectives (“MBOs”) 20%. As CEO, his AIC award was based on the following performance metrics and weightings: Company Adjusted EBITDA 55%; Company Free Cash Flow 25%; and MBOs 20%.
•
Based on performance of the Company, our FVS segment, and Mr. Dunn’s MBO performance, the 2023 AIC payout as a percent of target for Mr. Dunn was 57% allocable to his time as FVS President and 47% allocable to his time as CEO.

For fiscal year 2023, the AIC award for Messrs. Adams, Douyard, Hindman and Sherbin was based on the following performance metrics and weightings: Company Adjusted EBITDA 55%; Company Free Cash Flow 25%; and MBOs 20%. Additionally, the AIC payout for Mr. Adams was prorated for the period he served as CEO.
•	Based on performance of the Company and on each of their respective MBOs, the 2023 AIC payout as a percent of target for Mr. Adams was 32%, and for Messrs. Douyard, Hindman, and Sherbin was 57%.
For fiscal year 2023, the AIC award for Mr. Farmer was prorated based on his hire date, and based on the following performance measures and weightings: Company Adjusted EBITDA 25%; Company Free Cash Flow 25%; segment Adjusted EBITDA 30%; and MBOs 20%.
•	Based on the performance of the Company, our Specialty Vehicles segment, and Mr. Farmer’s MBO performance, his 2023 AIC payout as a percent of target was 101%.
In addition to his AIC bonus payment, Mr. Dunn received a cash sign-on bonus of $500,000 soon after joining the Company in January 2023 to incentivize him to join the Company and partially offset the compensation impact related to the transition from his prior employer.
Long-Term Incentive Compensation Program
In March 2023, the Committee granted both performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”) to the NEOs who were employed at that time, other than Mr. Adams. For each NEO employed at that time, other than Mr. Adams, the total long-term incentive compensation (“LTIC”) target award value was allocated 70% to target PSUs and 30% to RSUs. For Mr. Adams, the LTIC target award value was allocated 100% to target PSUs to increase the focus of his award on
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Compensation Discussion and Analysis

Company performance. All awards earned will be settled in shares. The RSUs vest in three equal installments on the first three anniversaries of the grant date of the award. The PSUs are subject to a performance period of 36 months and cliff vesting at the end of the performance period following Committee approval. These PSU awards are subject to Total Shareholder Return (“TSR”) and Cumulative GAAP Net Income performance measures, as further described below.
In addition to the 2023 annual LTIC award, the Committee approved additional 2023 equity awards as follows:
•
Mr. Dunn received a grant of RSUs at the time of his initial hire as FVS President that vests ratably over three years, and a grant of PSUs when he was named CEO that cliff vests on the third anniversary of the grant date based on relative TSR achievement.

•
Messrs. Douyard, Hindman and Sherbin each received a grant of RSUs that vests 50% on the first anniversary of the grant date and 50% on the third anniversary of the grant date. These grants were made to recognize their performance and leadership and to promote retention.

•	Mr. Farmer received a grant of RSUs when he was hired as President SV that vests ratably over three years.
These grants are described in greater detail below and are reflected in the Grants of Plan-Based Awards table.
Philosophy and Objectives of Executive Compensation Program
The Company’s executive compensation philosophy is to provide competitive compensation that incentivizes and rewards the achievement of strong performance. The Company’s executive compensation policies are designed to achieve the following five primary objectives:
•	attract and retain qualified management;
•	align the interests of management with those of shareholders to drive continuing increases in shareholder value;
•	align management’s compensation with the achievement of the Company’s annual and long-term performance goals;
•	reward excellent corporate performance; and
•	recognize individual and team achievements.
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Compensation Discussion and Analysis

Compensation Best Practices
The Committee is firmly committed to implementing an executive compensation program that aligns management and shareholder interests, encourages executives to drive sustainable shareholder value creation, mitigates risk, attracts top talent, and helps retain key people. A summary of what we do and do not do in that regard follows:

What We Do

Pay for Performance We tie pay to performance. The majority of NEO pay is not guaranteed, but is generally conditioned upon the achievement of predetermined financial goals related to Company performance.

Mitigate Undue Risk Our compensation practices are designed to discourage excessive risk-taking as related to performance and payout under our compensation programs.
Reasonable Executive Severance and Change-of-Control Benefits Our post-employment and change-of-control severance benefits are designed to be consistent with competitive market practice.
Stock Ownership Guidelines Our guidelines for stock ownership align executives’ interests with those of our shareholders. Each continuing NEO complies with the guidelines applicable to the NEO.

Regular Review of Share Utilization We evaluate share utilization by reviewing the dilutive impact of equity compensation on our shareholders and the aggregate shares awarded annually as a percentage of total outstanding shares.

Clawback Policy We have a new clawback policy to recoup incentive compensation awards that complies with applicable SEC and Nasdaq requirements. In addition, we have adopted a supplemental policy that supports recoupment of incentive compensation awards in the case of certain executive misconduct.

Review Tally Sheets The Committee reviews tally sheets for our NEOs to ensure they have a clear understanding of the impact of various decisions, including possible payments under various termination scenarios prior to making annual executive compensation decisions.

Double Trigger Change of Control Severance Benefits Our Executive Severance Plan provides for payment of cash severance and accelerated vesting of equity awards after a change-of-control only if an executive experiences a qualifying termination of employment within a limited period following the change of control.

Independent Compensation Consulting Firm The Committee benefits from using of an independent compensation consulting firm which provides no other services to the Company.
WHAT WE DON’T DO
No Excise Tax Gross-Ups Upon Change-of-Control We do not provide for excise tax gross-ups on change-of-control payments.
No Repricing Stock Options Without Shareholder Approval We do not permit stock options to be repriced without shareholder approval.

No Hedging Transactions, Short Sales or Pledging Our policies prohibit all employees, including NEOs, and directors from engaging in hedging or short sales with respect to the Company’s stock and directors, and certain employees, including the NEOs, from pledging Company stock.

No Excessive Perquisites for Executives We provide only limited perquisites.
No Guaranty on Incentive Payouts No guaranteed minimum payout of annual or long-term performance awards.
No Dividends on Unearned Equity We do not pay dividends or dividend equivalents on unearned equity awards.
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Compensation Discussion and Analysis

Primary Elements of Compensation
The following are the primary elements of our NEO compensation program and the objectives for including them.
Component	Pay Element	2023 Metrics & Weighting		Objectives
Base Salary	Cash	Generally evaluated based on peer group median		•	Attract and retain qualified executives
Annual Incentive Compensation (AIC)	Cash	Annual cash incentive payouts are capped at 200% of target and are based on achieving the following performance metrics:		•	Drive profitability, growth, and achievement of strategy
		Corporate Officers - Metrics for 2023 were weighted as follows:		•	Individual MBO goals motivate executives to deliver on certain goals and objectives specific to their areas of responsibility
		•	Company Adjusted EBITDA: 55%
		•	Company Free Cash Flow: 25%
		•	MBO Goals: 20%
Segment Presidents - Metrics for 2023 were weighted as follows:
		•	Company Adjusted EBITDA: 25%
		•	Company Free Cash Flow: 25%
		•	Segment Adjusted EBITDA: 30%
		•	MBO Goals: 20%
Annual Long Term Incentive Compensation (LTIC)	Performance Share Units (PSU)	70% LTIC weighting of PSUs (at target)(1)		•	Focus executives on shareholder value creation
		•	Earned PSUs are capped at 200% of target and are based on achieving the following performance metrics:	•	Relative TSR closely aligns our executive level measurement system with the experience of shareholders
			• Three-year TSR relative to the TSR Comparator Group: 60%	•	Net income is a key indicator of profitability and company performance
• Three-year Cumulative GAAP Net Income: 40%
	Restricted Stock Units (RSU)	30% LTIC weighting of RSUs		•	Retention, ownership, and full alignment with shareholder interests
		•	Awards generally vest ratably over three years
(1)	As previously described, Mr. Adams’ 2023 LTIC grant was awarded 100% in PSUs.
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Compensation Discussion and Analysis

Compensation Framework
The mix of target total direct compensation (base salary, target annual incentive awards, and target long-term incentive awards) for 2023 was structured to deliver the approximate proportions set forth below of total compensation to each of Mr. Adams and Mr. Dunn (in each case, on an annualized basis in the CEO role) and the other NEOs (on average) if target levels of performance are achieved. The Committee believes the percentage of an executive’s total compensation that is “at risk” should increase as the executive’s responsibilities and ability to influence profits increase. For this reason, the percentage of an executive officer’s potential compensation that is based on annual incentives and long-term equity awards is larger relative to other employees.

Say on Pay Vote and Shareholder Engagement
The Say on Pay advisory vote to approve named executive compensation was conducted at our 2023 Annual Meeting based on the disclosure of our executive compensation in the proxy statement for that meeting. Of the shares of common stock represented at that meeting in person or by proxy that participated in the advisory vote, approximately 91% voted to approve the resolution. Our Board considered the results of this vote to be supportive of the Company’s compensation policies and programs and did not make any changes to such policies and programs as a result of the vote. Furthermore, almost 95% of the shares of common stock entitled to vote that were represented at the 2023 Annual Meeting voted to approve the Board’s recommendation that we continue to hold Say on Pay votes on an annual basis.
The Company takes meaningful measures to engage with its shareholders, including through attendance at multiple investor conferences throughout the year and regular phone calls, in-person meetings, and other communications, including periodic investor/analyst day events. The Company works to be responsive to all shareholder inquiries raised to the Company in an effort to fully engage with shareholders and respond to shareholder concerns.
Independent Executive Compensation Advisor
The Committee has selected and retained Mercer US LLC (“Mercer”), an independent executive compensation consulting firm, to provide competitive market data and advice related to each NEO’s compensation level and incentive design; review and evaluate management-developed recommendations on compensation levels, incentive mix, and incentive design for the non-CEO NEOs and certain other executives; develop the selection criteria and recommend comparative companies for executive compensation and performance comparisons; provide information on executive compensation trends and their implications to Shyft; and provide competitive market data and advice on non-employee director compensation. In 2023, Mercer also provided guidance on the Company’s pay versus performance analysis and disclosure and the CEO transition process, including Mr. Adams’ Transition Agreement and Mr. Dunn’s compensation as CEO.
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Compensation Discussion and Analysis

The Committee evaluates and assesses the independence of Mercer to ensure it maintains objectivity and independence when rendering advice to the Committee. Neither Mercer nor any of its affiliates provided any additional services to the Company during 2023 (beyond those described above). Mercer reports directly to the Committee and is independent of management. The Committee has determined that the services Mercer provides do not create or present any conflicts of interest.
Comparative Compensation Information
The Committee periodically engages independent third-party consultants to provide data and analysis regarding the compensation of executives at our peer group companies and at companies with whom we compete for talent. The Committee uses this data to design and implement competitive compensation programs.
With the assistance of its third-party consultant, Mercer, the Committee has established a group of peer companies that are:
•
in similar industries in which the Company competes for executive talent and capital, including auto parts and equipment, automobile manufacturers, construction machinery and heavy trucks, electronic manufacturing services, and industrial machinery; and

•
of similar size (as primarily measured by annual revenue), within a range of approximately one-third to three times the Company’s revenue (the peer companies have median revenue close to the Company’s revenue).

The Company’s 2023 peer group used for this purpose consisted of:
Alamo Group, Inc.	Douglas Dynamics, Inc.	Miller Industries, Inc.
Altra Industrial Motion Corporation	Enerpac Tool Group Corporation	REV Group, Inc.
Astec Industries, Inc.	EnPro Industries, Inc.	Standard Motor Products
Blue Bird Corporation	ESCO Technologies, Inc.	Standex International Corporation
Columbus McKinnon Corporation	Federal Signal Corporation	The Manitowoc Company, Inc.
Commercial Vehicle Group, Inc.	Lindsay Corporation	Wabash National Corporation
Compared to the 2022 peer group, the Committee removed the following companies from the 2023 peer group: LCI Industries, Inc. due to its revenue growth beyond the typical range for comparators, and Lydall Corporation due to it being acquired. To partially offset the peer group removals, the Committee added EnPro Industries, Inc.
In late 2022, the Committee engaged Mercer to update the comparative compensation analysis that reviewed total direct compensation (consisting of base salary, target annual incentive compensation, and the value of long-term incentive grants) of the NEOs at the median of the peer group, with the intention that the total direct compensation of these executives would be set at amounts that are in the market median range. In performing this review, Mercer conducted comparative compensation analysis of the NEOs’ compensation, including base salaries, short- and long-term incentives, and severance practices, using information from proxy disclosures and published surveys.
The Committee generally considered the peer group data when making compensation decisions in 2023. The Committee generally uses the median of the peer group as an initial reference point for evaluating base salary, annual incentive and long-term incentive targets. The actual base salary and incentive targets for an individual NEO, however, may be set higher or lower than median based on the Committee’s assessment of individual NEO performance, experience, and potential. The NEO compensation levels generally reflect the Committee’s views on general business conditions, each NEO’s tenure in the applicable role, and the importance of placing higher value on performance-based compensation.
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Compensation Discussion and Analysis

2023 Base Salaries
Base salary is a fundamental component of the Company’s compensation program, and overall competitive salary levels are necessary to attract and retain well-qualified executives. The Committee determines recommended base salaries for executive officers by evaluating the responsibilities of the position, experience of the individual, Company performance, performance of the individual, competitive marketplace for similar management talent, and other relevant factors. The Committee does not give specific weight to any particular factor in this analysis.
The Committee made recommendations for 2023 base salary adjustments consistent with the comparative compensation analysis conducted by Mercer and, more generally, the considerations described above. For the NEOs who were hired prior to 2023, the annual base salary adjustments shown below were implemented in April 2023.
Named Executive Officer	Base Salary August 2022	Base Salary April 2023	% Change from Prior Year
John Dunn	n/a(1)	450,000	n/a
Jonathan Douyard	$459,700	$478,100	4.0%
Jacob Farmer	n/a(1)	n/a	n/a
Colin Hindman	$360,600	$375,100	4.0%
Joshua Sherbin	$414,000	$430,600	4.0%
Daryl Adams	$845,000	$870,350	3.0%
(1)	Mr. Dunn and Mr. Farmer were not employed at the Company until January 30, 2023 and July 17, 2023, respectively.
These annual base salary adjustments were intended to recognize performance, enhance retention, and align executive total compensation levels with the Company’s stated compensation philosophy of targeting the market median.
In addition to the base salary adjustments noted in the table above, the following base salary decisions or adjustments were made in 2023:
•
Mr. Dunn’s base salary, initially set at $450,000 when he joined the Company in January 2023, was increased to $780,000 when he was appointed CEO in October 2023. Each of the salary determinations reflected the Committee’s general consideration of peer group information and Mr. Dunn’s skill and expertise.

•
Mr. Farmer’s annual base salary was set at $400,000 when he joined the Company in July 2023 based on the Committee’s assessment of his skills and expertise, and general consideration of peer group information.

•	Mr. Adams’ base salary was adjusted to $435,175 effective October 26, 2023, for the six month period of his term as Special Advisor pursuant to the Transition Agreement and its negotiation.
2023 Annual Incentive Compensation Awards
The AIC provides an opportunity for our NEOs to earn an annual cash payment (or bonus) based upon achievement of key metrics that reflect the top priorities for business performance. The metrics and associated weights used in the AIC are reviewed annually to ensure alignment with business priorities and are approved by the Committee.
Each participant’s AIC bonus is determined as follows:

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Compensation Discussion and Analysis

The target bonus percentage is a percentage of the participant’s base salary. AIC awards are generally prorated to reflect base salary or target bonus percentage changes during the year, as well as partial year participation (for example, for newly hired or newly eligible participants). The Committee established the target bonus percentage for each NEO at the beginning of 2023 as follows: 150% of base salary for Mr. Adams in his CEO role, 70% of base salary for our CFO, and 60% of base salary for each of our other then-serving NEOs. These targets were not increased from 2022 targets. When Mr. Dunn joined the Company on January 30, 2023, his AIC target was 65% of base salary, and increased to 100% when he was appointed CEO on October 26, 2023. When Mr. Farmer joined the Company on July 17, 2023, the Committee set his AIC target at 60% of base salary.
The AIC bonus achievement multiplier is a multiple of the target bonus percentage. For example, achievement of bonus metrics at exactly target performance would result in a bonus multiplier of 100%. The threshold (minimum) bonus multiplier is 50% and the maximum bonus multiplier is 200%. At the end of each year, based on management’s recommendations, the Committee evaluates performance against the pre-established metrics to determine the bonus achievement multiplier.
The AIC award opportunities as a percent of base salary for our NEOs for 2023 (which were unchanged from 2022 levels for the NEOs who were serving in 2022) were as follows:
Named Executive Officer	Threshold	Target	Maximum
John Dunn(1)	50%	100%	200%
Jonathan Douyard	35%	70%	140%
Jacob Farmer	30%	60%	120%
Colin Hindman	30%	60%	120%
Joshua Sherbin	30%	60%	120%
Daryl Adams	75%	150%	300%
(1)
The AIC opportunity shown in the table reflects Mr. Dunn’s AIC opportunity for his time as CEO. Mr. Dunn’s AIC opportunity for his time as FVS President was 32.5% at Threshold, 65% at Target, and 130% at Maximum.

The Committee retains the right to adjust the AIC awards or payouts, or grant discretionary cash bonuses, as it deems appropriate. The Committee did not grant any discretionary cash bonuses in 2023 or make any such adjustments to the AIC awards or payouts.
At the discretion of the Committee, any AIC bonus may be paid in the form of the Company’s common stock. All AIC bonuses for 2023 were paid in cash.
2023 Annual Incentive Compensation
For 2023, the tables below show the performance metrics and targets established for our NEOs to earn an AIC bonus. The Committee selected Company Adjusted EBITDA as the key metric for all of our NEOs because it is viewed as the primary indicator of the performance and strength of our business on a long-term basis. For similar reasons, the Adjusted EBITDA of a segment is used as a metric for the leader of that segment. Free Cash Flow is used as a metric for our NEOs because of its relationship to the Company’s profitability and cash generation. For 2023, the Committee increased the weight of the Free Cash Flow metric by 10% to drive enhanced focus on cash conversion activities. For each executive, the AIC bonus is also based, in part, on MBOs, which are individual management business objectives specific to that executive’s area of responsibility. The MBOs are established at the beginning of the year with approval from the Committee. Progress on the MBOs is reviewed during the year, and final performance is determined by the Committee following year-end.
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Compensation Discussion and Analysis

Incentive Plan Metrics: Messrs. Dunn, Adams, Douyard, Hindman and Sherbin
	Performance Criteria for Payouts at ($ in 000s):
Metric	Minimum (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual Performance	Actual Achieved %	Weight	Weighted % Payout
Company Adjusted EBITDA(1)	$72,000	$90,000	$108,000	$39,968	0%	55%	0%
Company Free Cash Flow(1),(2)	$40,000	$50,000	$60,000	$43,730	87%	25%	22%
Financial Objectives Factor							22%
For Mr. Dunn(3): MBO Goals Achievement(3)	0%	100%	200%	125%	125%	20%	25%
Total Financial and MBO Multiplier							47%
For Messrs. Douyard, Hindman and Sherbin: MBO Goals Achievement(5)	0%	100%	200%	175%	175%	20%	35%
Total Financial and MBO Multiplier							57%
For Mr. Adams: MBO Goals Achievement(4)	0%	100%	200%	50%	50%	20%	10%
Total Financial and MBO Multiplier							32%
(1)
See GAAP reconciliation in Appendix A, including for an explanation of how Company Adjusted EBITDA is derived from our GAAP financial statements. Appendix A also reflects certain additional adjustments that were made to the Adjusted EBITDA reported by the Company in its Annual Report on Form 10-K filed with the SEC on February 22, 2024 (the “2023 Form 10-K”), for purposes of calculating the NEOs AIC awards for 2023.

(2)
In calculating Free Cash Flow results for the purposes of determining AIC payments, the Committee, consistent with the discretion provided under the AIC program, excluded factors that it deemed outside of management’s control, specifically the costs associated with: a) a tornado at our Montebello, California facility; b) the CEO transition; c) a curtailment payment required under the Company’s credit agreement to facilitate significant growth in our SV business; and, d) a legacy settlement related to the emergency response business that was divested in 2020. These considerations constituted $8.1 million in deemed additional Free Cash Flow results. Absent Committee approval of these considerations, the minimum payment threshold for the Free Cash Flow metric would not have been achieved.

(3)
Mr. Dunn’s AIC was prorated based on his hire date and his respective base salary and time spent as CEO (20% of his time) and FVS President (80% of his time). For the part of his AIC proration as CEO, the metrics in the table applied, resulting in 47% achievement. For his time as FVS President, his AIC proration was based on Company Adjusted EBITDA (25%), Company Free Cash Flow (25%), Segment Adjusted EBITDA (30%), and MBO Achievement (20%). Mr. Dunn’s AIC Total Financial and MBO Multiplier AIC for his time as FVS President was 57%. Mr. Dunn’s MBO Achievement in each role was based on multiple factors, including as FVS President, driving quality and continuous improvement, enhanced communications, and strengthening the leadership team, and as CEO, improving communications and collaboration across the Company.

(4)
Mr. Adam’s MBO Achievement at 50% reflected financial performance challenges, the advancement of sustainability initiatives, and successful deployment of strategies to drive improvements in health and safety.

(5)
Mr. Douyard’s MBO Achievement of 175% was based on his leadership in enhancing the finance and operation teams, establishing a shared service structure to drive process standardization and cost savings, maintaining a strong control environment and comprehensive internal audit function, providing clear and effective investor communications, and maintaining strong financial leverage and improved year over year cash flow.

Mr. Hindman’s MBO Achievement of 175% reflected significant improvements in employee safety, effective support of leadership transitions, enhanced employee communication and engagement, and deployment of human resource tools to improve the employee experience.

Mr. Sherbin’s MBO Achievement of 175% was based on his leadership in supporting NEO transitions, deployment of training to mitigate risk and facilitate compliance, and leadership of the legal and compliance function as a business partner.
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Compensation Discussion and Analysis

Incentive Plan Metrics: Mr. Farmer
	Performance Criteria for Payouts at ($ in 000s):
Metric	Minimum (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual Performance	Actual Achieved %	Weight	Weighted % Payout
Company Adjusted EBITDA(1)	$72,000	$90,000	$108,000	$39,968	0%	55%	0%
Company Free Cash Flow(1),(2)	$40,000	$50,000	$60,000	$43,730	87%	25%	22%
Segment Adjusted EBITDA(1)	$48,300	$60,400	$72,500	$66,186	148%	30%	44%
Financial Objectives Factor							66%
For Mr. Farmer:(3) MBO Goals Achievement(3)	0%	100%	200%	175%	175%	20%	35%
Total Financial and MBO Multiplier							101%
(1)
See GAAP reconciliation in Appendix A, including for an explanation of how Company Adjusted EBITDA is derived from our GAAP financial statements. Appendix A also reflects certain additional adjustments that were made to the Adjusted EBITDA reported by the Company in the 2023 Form 10-K, for purposes of calculating the NEOs annual cash incentive compensation for 2023.

(2)
In calculating Free Cash Flow results for the purposes of determining AIC payments, the Committee, consistent with the discretion provided under the AIC program, excluded factors that it deemed outside of management’s control, specifically the costs associated with: a) a tornado at our Montebello, California facility; b) the CEO transition; c) a curtailment payment required under the Company’s credit agreement to facilitate significant growth in our SV business; and, d) a legacy settlement related to the emergency response business that was divested in 2020. These considerations constituted $8.1 million in deemed additional Free Cash Flow results. Absent Committee approval of these considerations, the minimum payment threshold for the Free Cash Flow metric would not have been achieved.

(3)
Mr. Farmer’s AIC payment was prorated based on his hire date. The Committee recognized Mr. Farmer’s contributions in 2023, including leading the Specialty Vehicle segment’s strong financial performance and margin enhancement, implementation of organizational and operational efficiencies, and overall improvements in the safety of employees in the Specialty Vehicles business.

2023 Annual Long-Term Equity Incentive Awards
The Company’s equity compensation plans are designed to encourage long-term investment in the Company by participating executives and employees, more closely align executive and shareholder interests, and reward executive officers and other employees for building shareholder value. The Committee believes stock ownership by management and other employees is beneficial to all Company stakeholders. See the minimum stock ownership requirements for executive officers under “Risk Mitigation – Director and Executive Stock Ownership Requirements” below.
The Company currently has the ability to grant equity-based compensation to its NEOs pursuant to the Stock Incentive Plan, which was amended and restated at the 2023 Annual Meeting (the “Stock Incentive Plan”). The Committee administers all aspects of the Stock Incentive Plan.
Annual long-term equity incentives for the NEOs typically consist of (1) the grant of RSUs with time-based vesting, and (2) the grant of PSUs, which are generally subject to the achievement of certain performance metrics over a cumulative three-year period. The Committee believes using a combination of RSUs and PSUs further enhances alignment of executive compensation with shareholder value creation and achievement of key business objectives while focusing participants on long term performance and strategic decision making. It is also intended to enhance executive retention.
For 2023, the Committee granted 100% of Mr. Adams’ LTIC award in the form of PSUs to align the CEO’s compensation more strongly with the Company’s performance. For the other NEOs (other than Mr. Farmer who had not yet joined the Company as of the LTIC grant date), 30% of the target annual LTIC award was comprised of RSUs and the other 70% was awarded in target PSUs. The greater proportion allocated to PSUs reflects the Committee’s emphasis on performance-based rather than time-based equity compensation. These awards are described in more detail below.
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Compensation Discussion and Analysis

Each participating NEO’s target annual LTIC award for a particular year is based on a percentage of the executive’s annual base salary. Considering our compensation philosophy and based on the comparative compensation analysis completed in late 2022, the Committee increased the 2023 LTIC target award for the CHRO from 85% to 100%. The targets for the other participating NEOs were unchanged and are shown in the 2023 Long-Term Equity Incentive Compensation table below. These decisions are consistent with and were motivated by our compensation philosophy described above to generally align executive pay with the market median.
Restricted Share Units (RSUs)
For each of Messrs. Dunn, Douyard, Hindman and Sherbin, 30% of the value of the executive’s 2023 LTIC award was granted in the form of RSUs. The award was made on the last business day of March, with the number of RSUs granted based on the average of the closing stock price over the preceding 30 calendar days. The RSUs generally vest ratably over a three-year period, subject to any exceptions set forth in the applicable award agreement. Dividend equivalents for RSUs are accrued and paid upon vesting.
Performance Share Units (PSUs)
For each of Messrs. Dunn, Douyard, Hindman and Sherbin, 70% of the value of the executive’s 2023 annual LTIC award was granted in the form of PSUs, and for Mr. Adams, 100% of the value of his 2023 LTIC award was granted in the form of PSUs. The PSU portion of the annual LTIC award is designed to reward the NEOs based upon achievement of cumulative financial performance over a three-year period (with cliff vesting following such three-year performance period) starting with the performance year in which the annual LTIC award is granted. For grants made in 2023, two cumulative performance metrics apply:
•	60% of the value of the PSUs is based on the Company’s TSR over the three-year performance period relative to our TSR Comparator Group; and
•
40% of the value of the PSUs is based on the Company’s Cumulative GAAP Net Income over the three-year performance period. For this purpose, net income is calculated in accordance with GAAP, subject to such further adjustments as may be approved by the Committee.

The 2023 performance targets and associated payouts as a percent of target for the TSR and Cumulative GAAP Net Income performance metrics are as follows:
Total Shareholder Return (60%)(1),(2)
Percentile Rank Compared to TSR Comparator Group	Payout as a Percent of Target
Less than 25th percentile	0%
25th percentile (Threshold)	50%
50th percentile (Target)	100%
75th percentile (Maximum)	200%
Cumulative GAAP Net Income (40%)(3)
Cumulative GAAP Net Income	Payout as a Percent of Target
Less than $88,900,000	0%
$88,900,000 (Threshold)	50%
$127,000,000 (Target)	100%
$152,400,000+ (Maximum)	200%
(1)
With respect to both the Company’s stock and the stock of each company in our TSR Comparator Group, TSR performance will be calculated (a) using a 20-trading day average of the stock price ending on the first day and last day of the performance period, and (b) assuming all dividends declared during the performance period are reinvested at the closing price on the applicable ex-dividend date. Achievement between the stated percentages will be interpolated on a straight-line mathematical basis.

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Compensation Discussion and Analysis

(2)	The TSR Comparator Group is comprised of the following companies:

Agco Corp, Alamo Group Inc., Allison Transmission Holding, Art’s-Way Manufacturing Co, Astec Industries Inc, Caterpillar Inc, Chica Yuchai Intl Ltd, CNH Industrial NV, Columbus McKinnon Corp/NY, Commercial Vehicle Group Inc, Conrad Industries Inc, Cummins Inc, Deere & Co, Douglas Dynamics, Inc, Federal Signal Corp, Freightcar America Inc, GATX Corp, Greenbrier Companies Inc, H&E Equipment Services, Inc, Hyster-Yale Materials, Komatsu Ltd-Spons ADR, Kubota Corp-Spons ADR, Lindsay Corp, Manitex International Inc, Manitowoc Company Inc, Miller Industries Inc/Tenn, Oshkosh Corp, Paccar Inc, Ritchie Bros Auctioneers, Sypris Solutions Inc, Tennant Co, Terex Corp, Toro Co, Trinity Industries Inc, Twin Disc Inc, United Rentals Inc, Wabash National Corp, Wabtec Corp, Westport Fuel Systems Inc.

(3)	Achievement between the stated dollar amounts is interpolated on a straight-line mathematical basis.
At the end of the three-year performance period, shares of the Company’s common stock will be issued, if determined to have been earned, in settlement of the PSUs. The aggregate number of shares earned may be from 0% to 200% of the number of target PSUs granted. Dividend equivalents for earned PSUs are accrued and paid upon vesting.
2023 Annual Long-Term Equity Incentive Compensation
For 2023, our NEOs were granted the following annual LTIC awards:
Named Executive Officer	Target Annual LTIC Award for 2023	Number of RSUs Granted	Number of Target PSUs Granted
John Dunn(1)	$562,500 (125% of base salary)	6,999	16,332
Jonathan Douyard	$717,150 (150% of base salary)	8,923	20,822
Jacob Farmer(2)	n/a	n/a	n/a
Colin Hindman	$375,100 (100% of base salary)	4,667	10,890
Joshua Sherbin	$430,600 (100% of base salary)	5,358	12,502
Daryl Adams(3)	$2,306,560 (265% of base salary)	n/a	95,668
(1)	Mr. Dunn’s LTIC grant was made during his time as FVS President.
(2)	Mr. Farmer was not employed by the Company at the time of this grant.
(3)	Mr. Adams’ 2023 LTIC award was issued 100% in the form of PSUs.
These RSUs and target PSUs were granted on March 31, 2023 and were calculated using the average stock price of the Company’s common stock over the preceding 30 calendar days, which price was $24.11 per share. The RSUs granted in 2023 will vest ratably over a three-year period. The target PSUs granted in 2023 will be earned (or forfeited) based on the Company’s performance over the three-year period from January 1, 2023 through December 31, 2025, based on the metrics described above.
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Compensation Discussion and Analysis

In addition to the 2023 annual LTIC awards described above, the Committee approved additional 2023 equity awards as shown in the table below and which are reflected in the Grants of Plan-Based Awards table.
Named Executive Officer	Approval Date	Grant Date	Grant Type	Purpose	Vesting	Grant Date Value(1)	Number RSUs or Target PSUs Granted
John Dunn	12/5/2022	3/1/2023	RSU	Grant at the time of hire	3-year ratable	$638,214	24,350
	10/25/2023	11/24/2023	PSU-TSR	Recognition of promotion to CEO	3-year cliff	994,391	69,684
Jonathan Douyard	11/8/2023	11/24/2023	RSU	Recognize leadership and performance (including in support of leadership transitions) and to enhance retention	50% after years 1 & 3	302,851	26,801
Jacob Farmer	7/3/2023	7/31/2023	RSU	Grant at the time of hire	3-year ratable	212,309	14,713
Colin Hindman	7/17/2023	7/31/2023	RSU	Recognize leadership and performance (including in support of leadership transitions) and to enhance retention.	50% after years 1 & 3	141,529	9,808
Joshua Sherbin	7/17/2023	7/31/2023	RSU	Recognize leadership and performance (including in support of leadership transitions) and to enhance retention.	50% after years 1 & 3	141,529	9,808
(1)
Amounts shown in this column represent the grant date fair value of stock awards calculated by multiplying the number of shares issued by fair value determined in accordance with FASB ASC Topic 718, “Stock Compensation.”

The RSU award provided to Mr. Dunn on March 1, 2023 was intended to attract and retain his services, and its value and terms were determined by the Committee based on arm’s length negotiations and general consideration of comparative market data. The PSU award provided to Mr. Dunn at the time of his promotion to CEO was intended to incentivize his performance in the new role, and its value and terms were determined by the Committee based on arm’s length negotiations and general consideration of comparative market data. The RSU award provided to Mr. Farmer in July 2023 was intended to attract and retain his services, and its value and terms were determined by the Committee based on arm’s length negotiations and general consideration of comparative market data. The values and terms of the RSU awards provided to Messrs. Douyard, Hindman and Sherbin in the second half of 2023 were determined by the Committee based on the Committee’s subjective determination of the proper values and terms for leadership recognition and retention awards of this nature.
Results of 2021 Grant of PSUs for 2021 – 2023 Performance Period
The following information describes the performance goals for the target PSU awards granted in 2021 (the “2021 PSU Award”), the results relative to such performance goals, and the shares awarded pursuant to the 2021 PSU Award.
The 2021 PSU Awards granted to the participating NEOs in 2021 consisted of 60% that could be earned in general based on the achievement of the Company’s TSR percentile rank relative to the TSR Comparator Group, and 40% that could be earned based on Cumulative GAAP Net Income performance, in each case based on the performance period January 1, 2021 through December 31, 2023. Overall achievement could vary from 0% of the target award to 200% of the target award (assuming maximum performance), with no portion of the award earned with respect to a metric if performance fell below the threshold level for that metric.
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Compensation Discussion and Analysis

The TSR and Cumulative GAAP Net Income performance levels, achieved results, and resulting percentage of target award achieved for the 2021 PSU Awards are summarized below. If performance was above the threshold level for either metric but between two performance levels shown in the applicable table, the payout percentage was determined based on straight-line mathematical interpolation.
Total Shareholder Return (60%)
Percentile Rank Compared to Index	Payout as a Percent of Target
Less than 25th percentile	0%
25th percentile (Threshold)	50%
50th percentile (Target)	100%
75th percentile (Maximum)	200%
Cumulative GAAP Net Income (40%)
Cumulative GAAP Net Income	Payout as a Percent of Target
Less than $119,500,000	0%
$119,500,000 (Threshold)	50%
$170,700,000 (Target)	100%
$204,800,000+ (Maximum)	200%
Over the three-year performance period, actual achievement under the 2021 PSU Awards was as follows:
Metrics	Results Achieved	Attainment	Weighting	% of Target Achieved
TSR(1)	TSR = (54%), 3rd Percentile	0%	60%	0.0%
Cumulative GAAP Net Income(2)	Achieved $159.1 million	89%	40%	36%
Total Payout				36%
(1)	The TSR Comparator Group was comprised of the following companies:

Agco Corp, Alamo Group Inc., Allison Transmission Holding, Art’s-Way Manufacturing Co, Astec Industries Inc, Caterpillar Inc, Chica Yuchai Intl Ltd, CNH Industrial NV, Columbus McKinnon Corp/NY, Commercial Vehicle Group Inc, Conrad Industries Inc, Cummins Inc, Deere & Co, Douglas Dynamics, Inc, Federal Signal Corp, Freightcar America Inc, GATX Corp, Greenbrier Companies Inc, H&E Equipment Services, Inc, Hyster-Yale Materials, Komatsu Ltd-Spons ADR, Kubota Corp-Spons ADR, Lindsay Corp, Manitex International Inc, Manitowoc Company Inc, Miller Industries Inc/Tenn, Oshkosh Corp, Paccar Inc, Ritchie Bros Auctioneers, Sypris Solutions Inc, Tennant Co, Terex Corp, Toro Co, Trinity Industries Inc, Twin Disc Inc, United Rentals Inc, Wabash National Corp, Wabtec Corp, Westport Fuel Systems Inc.

The TSR Comparator Group originally included the following companies, but they were removed for the reasons indicated: Meritor, Inc. (acquired), Navistar International Corp (merged), and Tata Motors Ltd ADR (delisted its ADS).

(2)
Cumulative GAAP Net Income was adjusted with approval by the Committee to exclude the impact of costs related to investment in EV research and development that was not planned when the Cumulative GAAP Net Income target was established.

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Compensation Discussion and Analysis

Shares earned by the participating executives as a result of the achievement mentioned above for the 2021 PSU Awards are shown in the table below. These shares were approved by the Committee on March 5, 2024 and were distributed on March 7, 2024.
Named Executive Officer	Target PSU Awards at 100% Attainment	Shares Awarded as a Result of 36% Attainment
John Dunn	n/a(1)	—
Jonathan Douyard	10,495	3,736
Jacob Farmer	n/a(1)	—
Colin Hindman	4,893	1,741
Joshua Sherbin	n/a(1)	—
Daryl Adams	36,055	12,835
(1)	Messrs. Dunn, Farmer and Sherbin were not employed at the time of this grant in 2021.
Human Resources and Compensation Committee Processes and Procedures
The Committee develops and recommends to the Board of Directors the Company’s executive compensation policies. The Committee also administers the Company’s executive compensation program and recommends for approval to the Board the compensation to be paid to the CEO and other executive officers. The Committee is made up of independent directors, none of whom is a current or former employee of the Company.
The CHRO serves as a coordinator at Committee meetings but does not participate in any decisions regarding executive or Board compensation. The Company’s CEO, CFO, and CLO participate only to assist in the process of determining the compensation for executives other than themselves and to provide information to the Committee regarding Company performance, operations, strategies, and other information requested by the Committee. Other than the CEO, CFO, CLO and CHRO, none of the Company’s executive officers participate in any discussions of the Committee.
The Committee’s written charter provides that the Committee will review and make recommendations regarding the compensation of executive officers. The Committee’s policy is to conduct comparative compensation analysis of executive officers’ salaries at least once every two years. Executive compensation decisions must be approved by a majority of the independent members of the Board.
Personal Benefits and Perquisites
We believe that compensation in the form of perquisites and personal benefits does not provide transparency for shareholders or serve our compensation philosophy. Therefore, the Company offers limited perquisites in the form of executive physicals, additional life and disability insurance, occasional spousal travel reimbursement, and, solely with respect to the portion of 2023 during which Mr. Adams served as CEO, reimbursement of the CEO’s club membership dues. In addition, as further described below, in connection with our 2023 CEO succession process, the Company reimbursed Mr. Adams for $25,000 in legal fees relating to the negotiation and execution of the Transition Agreement. The limited perquisites and personal benefits we provide are disclosed in the Summary Compensation Table below and detailed in footnote 4 to that table.
Retirement and Other Benefits
We offer a qualified defined contribution 401(k) retirement savings plan, which provides a match on employee contributions of 50% on the first 6% of eligible compensation. In addition, we provide a Supplemental Executive Retirement Plan (SERP) as part of a compensation package to attract and retain executives. The SERP is a non-qualified defined contribution plan that allows our
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Compensation Discussion and Analysis

executives to defer compensation and provides for certain matching contributions by the Company in addition to those provided under the Company’s qualified retirement plan. The Company offers this additional program for the potential to enhance total executive pay so that it remains competitive in the market. The SERP is described in more detail under “Non-Qualified Deferred Compensation” below. The Company does not provide a defined benefit pension plan.
Transition Agreement
In June 2023, the Company announced the transition process for the office of President and CEO. Mr. Adams and the Company entered into the Transition Agreement on June 7, 2023 to memorialize Mr. Adams’ role in the transition process. For more information about the Transition Agreement and related compensation and benefits, please see the “Transition Agreement” section below.
Risk Mitigation
We believe our compensation policies and programs are designed in a manner such that they do not create incentives or risks that are reasonably likely to have a material adverse effect on the Company. These policies and programs are designed to balance our executive compensation among appropriate short- and longer-term incentives and create the appropriate mix of fixed compensation as well as compensation that is contingent on the achievement of objectives which we believe will enhance shareholder value. In addition, we have several policies and practices in place designed to mitigate risks associated with our executive compensation practices, including:
Director and Executive Stock Ownership Requirements
Our Board members and continuing named executive officers are required to attain ownership of our common stock, within five years of being named to their position, at least equal to the following minimums:
Directors and Named Executive Officers	Common Stock Ownership Requirement
Non-employee directors:	5 times annual cash Board retainer
CEO:	5 times annual base salary
All other named executive officers:	3 times annual base salary
Shares owned directly by Board members or executives, shares owned through a 401(k) plan or IRA, unvested restricted shares or RSUs that are subject to time-based vesting, shares previously owned by executives but placed in irrevocable trusts for family members or in revocable trusts, and shares determined to have actually been earned and issuable pursuant to PSUs awarded to the director or executive are counted toward these ownership requirements. Unexercised options, unexercised stock appreciation rights, and shares underlying PSUs (except to the limited extent described in the preceding sentence) are not counted toward the ownership requirements. As of December 31, 2023, all of the continuing NEOs and directors were in compliance with the stock ownership guidelines applicable to them.
Anti-Hedging Policy
The Company’s anti-hedging policy prohibits employees, including NEOs, and directors from engaging in any transaction that is designed to hedge or offset any decrease in the market value of our stock, including transactions in puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds. This policy includes stock held directly or indirectly by a director or
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Compensation Discussion and Analysis

executive officer, as well as any stock granted to a director or executive officer by the Company as part of the compensation of a director or executive officer. The policy also prohibits our employees, including our NEOs, and directors from engaging in short sales related to the common stock. Under the policy, directors and executive officers are prohibited from pledging shares of the Company’s stock.
Pricing of Equity Awards
The price historically used to determine the number of RSUs granted to our executives is generally an average of the closing share price for the 30 calendar days prior to the grant date. We do not “backdate” any equity-based awards. The Board is committed to maintaining the integrity of our compensation philosophy and programs. As part of this commitment, the Company believes that the disclosure of material nonpublic information should never be manipulated for the purpose of enriching compensation awards. We do not time the release of public information to affect the value of share-based awards, and we do not time the grant of share-based awards to take advantage of the disclosure of information.
Clawback Provisions
In 2023, the Committee and Board implemented a recoupment (or clawback) policy, that complies with applicable SEC and Nasdaq rules. This clawback policy provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Triggering events include an accounting restatement to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the clawback policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.
In general, the Company may use a broad range of recoupment methods under the clawback policy for mandatory accounting restatement clawbacks. The clawback policy does not condition such clawback on the fault on the executive officer, but the Company is not required to clawback amounts in limited circumstances where the Committee has made a determination that recovery would be impracticable and (1) the Company has already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the clawback policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended, and applicable regulations. Operation of the mandatory accounting restatement provisions of the clawback policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.
The Company also continues to maintain a supplemental clawback policy to operate in conjunction with the required clawback policy. The supplemental policy generally applies to situations involving (1) an accounting restatement and misconduct committed by covered individuals (including the Company’s current or former executive officers) that contributed to the need to prepare the accounting restatement, or (2) situations in which any such covered individual engages in so-called “detrimental activity.” For these purposes, detrimental activity generally consists of inappropriate use of confidential information or trade secrets, a felony conviction, material violation of material Company policy, willful violation of fiduciary obligations to the Company, or engagement in certain kinds of misconduct (or willful engagement in any other grossly improper conduct) that results in significant financial,
Shyft Group // 2024 Proxy Statement	49

Compensation Discussion and Analysis

reputational or other demonstratable and material harm to the Company. For an accounting restatement and misconduct trigger, the Company will generally recover excessive amounts similar to those recoverable under the clawback policy described above, but with more flexibility in the operation of the supplemental policy. For a detrimental activity trigger, in general, the Company may recovery any incentive or equity compensation or payments as the Board reasonably deems appropriate, again subject to the flexibility provided under the supplemental policy.
50	Shyft Group // 2024 Proxy Statement

Executive Compensation Tables

2023 Summary Compensation Table

Named Executive Officer and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
John Dunn President & Chief Executive Officer	2023	$460,039	$500,000	$2,230,214	$189,583	$22,547	$3,402,383
Jonathan Douyard Chief Financial Officer	2023	$473,147	$—	$1,064,752	$190,217	$21,420	$1,749,536
	2022	446,645	—	1,068,158	112,627	23,697	1,651,127
	2021	434,354		730,236	453,561	16,019	1,634,170
Jacob Farmer President, Fleet Vehicles & Specialty Vehicles	2023	$176,923	$—	$212,309	$111,725	$5,829	$506,786
Colin Hindman Chief Human Resources Officer	2023	$371,197	$—	$540,013	$127,918	$22,651	$1,061,779
	2022	348,438	—	600,493	75,726	24,216	1,048,873
Joshua Sherbin Chief Legal and Compliance Officer	2023	$426,129	$—	$599,001	$146,845	$36,437	$1,208,412
	2022	405,653	—	706,658	86,940	41,366	1,240,617
Daryl Adams Former President & Chief Executive Officer	2023	$777,775	$—	$2,567,922	$339,346	$70,862	$3,755,905
	2022	818,173	—	2,211,760	253,500	134,270	3,417,703
	2021	782,500		2,554,773	1,776,000	34,654	5,147,927
(1)	2023 salary amounts reflect the total base wages paid to each NEO for the year.
(2)	Amount shown in this column reflects a cash sign-on bonus paid to Mr. Dunn at the time of his hiring.
(3)
Amounts shown in this column for 2023 represent the aggregate grant date fair value of stock awards noted in the Grants of Plan-Based Awards table below. The fair values were determined in accordance with FASB ASC Topic 718, “Stock Compensation.” For information regarding valuation assumptions for the 2023 awards, see Note 14 – Stock Based Compensation to the Consolidated Financial Statements for the year ended December 31, 2023. Assuming the highest level of performance is achieved for the PSUs granted in 2023, the grant date fair values of all stock awards granted in 2023 would be $3,662,986 for Mr. Dunn, $1,623,655 for Mr. Douyard, $212,309 for Mr. Farmer, $832,322 for Mr. Hindman, $934,579 for Mr. Sherbin, and $5,135,844 for Mr. Adams.

(4)	Amounts shown in this column represent the actual annual cash incentive bonuses paid to our NEOs under our AIC Plan, as described above.
(5)	The amounts reported in this column consist of the following:
Named Executive Officer	401(k) Matching Contribution	Executive Life Insurance Premiums	Executive Long Term Disability Premiums	Executive Physical	Other(a)	Total
John Dunn	$ 9,900	$2,007	$9,490	$ 1,150	$—	$ 22,547
Jonathan Douyard	9,900	2,942	6,516	2,062	—	21,420
Jacob Farmer	2,308	1,282	1,727	512	—	5,829
Colin Hindman	9,900	4,234	6,767	1,750	—	22,651
Joshua Sherbin	5,533	18,821	10,433	1,650	—	36,437
Daryl Adams	9,900	17,588	9,704	412	33,258	70,862
(a)
For Mr. Adams, these costs are for club membership dues through his tenure as CEO and the reimbursement of $25,000 for legal fees incurred in connection with the Transition Agreement related to the CEO transition process.

Shyft Group // 2024 Proxy Statement	51

Executive Compensation Tables

Grants of Plan-Based Awards During 2023
The following table provides information concerning each grant of a plan-based award made to the NEOs in the last completed fiscal year.
Grants of Plan-Based Awards
Named Executive Officer	Award / Grant Type	Approval Date	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Dunn	AIC			170,886	341,773	683,546
	RSUs	12/5/2022	3/1/2023							24,350	638,214
	PSUs	2/15/2023	3/31/2023				8,166	16,332	32,664		438,382
	RSUs	2/15/2023	3/31/2023							6,999	159,227
	PSUs	10/25/2023	11/24/2023				34,842	69,684	139,368		994,391
Jonathan Douyard	AIC			167,335	334,670	669,340
	PSUs	2/15/2023	3/31/2023				10,411	20,822	41,644		558,903
	RSUs	2/15/2023	3/31/2023							8,923	202,998
	RSUs	11/8/2023	11/24/2023							26,801	302,851
Jacob Farmer	AIC			120,000	240,000	480,000
	RSUs	7/3/2023	7/31/2023							14,713	212,309
Colin Hindman	AIC			112,530	225,060	450,120
	PSUs	2/15/2023	3/31/2023				5,445	10,890	21,780		292,309
	RSUs	2/15/2023	3/31/2023							4,667	106,174
	RSUs	7/17/2023	7/31/2023							9,808	141,529
Joshua Sherbin	AIC			129,180	258,360	516,720
	PSUs	2/15/2023	3/31/2023				6,251	12,502	25,004		335,577
	RSUs	2/15/2023	3/31/2023							5,358	121,895
	RSUs	7/17/2023	7/31/2023							9,808	141,529
Daryl Adams	AIC			532,726	1,065,452	2,130,904
	PSUs	2/15/2023	3/31/2023				47,834	95,668	191,336		2,567,922
(1)
The amounts reported in these three columns relate to the annual cash incentive awards granted to the executives in March 2023. These awards were payable based on various objectives to be achieved during 2023, as discussed under “Compensation Discussion and Analysis – Annual Cash Incentive Awards” above. In March 2024, the actual amounts payable to the executives pursuant to these awards were determined and paid as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)
The amounts reported in these three columns reflect the grant of PSUs in 2023. The PSUs granted on March 31, 2023 represent shares of the Company’s common stock and are issuable to executives following the three-year performance period of 2023 - 2025 based on the Company’s TSR relative to the TSR Comparator Group and Cumulative GAAP Net Income over such performance period, as discussed under “Compensation Discussion and Analysis – Long-Term Equity Incentive Awards” above. The PSUs granted on November, 24, 2024 represent shares of the Company’s common stock and are issuable to Mr. Dunn following the performance period beginning on the grant date and ending October 25, 2026 based on the Company’s TSR relative to the TSR Comparator Group over such performance period. Each threshold amount assumes a performance multiple of 50%; each target amount assumes a performance multiple of 100%; and each maximum amount represents the maximum number of shares issuable pursuant to the PSUs granted, which for 2023 was a multiple of 200%.

(3)	These are the RSUs granted to each executive in 2023, as discussed under “Compensation Discussion and Analysis – Long-Term Equity Incentive Awards” above.
(4)
Amounts reported in this column represent the aggregate grant date fair value of the equity-based awards (PSUs and RSUs) and were computed in accordance with FASB ASC Topic 718 (including, for the PSUs, based on probable outcome).

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Executive Compensation Tables

The Company provided the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards table pursuant to the philosophy, procedures, and practices as described in the “Compensation Discussion and Analysis” section above. Grants made in 2023 are described more fully in the “Compensation Discussion and Analysis” section of this proxy statement. More information concerning the terms of Mr. Adams’ Transition Agreement and Severance Plan are provided below under the sections entitled “Severance Plan” and “Transition Agreement” of this proxy statement. More information concerning the amount of salary and incentive compensation in proportion to total compensation for the CEOs serving during 2023 and the other NEOs is provided above under the section of this proxy statement entitled “Compensation Discussion and Analysis – Compensation Framework.”
Outstanding Equity Awards at December 31, 2023
The following table provides information concerning outstanding equity awards as of December 31, 2023.
Outstanding Equity Awards at Fiscal Year-End
Named Executive Officer	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John Dunn	31,349	$383,085	81,117	$991,244
Jonathan Douyard	56,001	684,332	20,661	252,471
Jacob Farmer	14,713	179,793	—	—
Colin Hindman	28,314	345,997	10,328	126,208
Joshua Sherbin	32,233	393,887	12,405	151,589
Daryl Adams	18,460	225,581	86,728	1,059,810
(1)	This column reports the total number of shares underlying outstanding RSUs that have not vested as of December 31, 2023. Vesting dates for these outstanding awards are as follows:
Named Executive Officer	Vesting Dates / RSUs
	3/1/2024	3/31/2024	3/1/2025	3/31/2025	3/1/2026	3/31/2026
John Dunn	8,117	2,333	8,116	2,333	8,117	2,333
Jonathan Douyard	3/30/2024	3/31/2024	11/24/2024	3/31/2025	8/4/2025	3/31/2026	11/24/2026
	1,965	4,713	13,400	4,713	14,835	2,974	13,401
Jacob Farmer	7/31/2024	7/31/2025	7/31/2026
	4,905	4,904	4,904
Colin Hindman	3/30/2024	3/31/2024	7/31/2024	3/31/2025	8/4/2025	3/31/2026	7/31/2026
	882	2,328	4,904	2,328	11,412	1,556	4,904
Joshua Sherbin	3/31/2024	6/1/2024	7/31/2024	3/31/2025	8/4/2025	3/31/2026	7/31/2026
	2,829	3,568	4,904	2,830	11,412	1,786	4,904
Daryl Adams(a)	3/30/2024	3/31/2024	3/31/2025
	7,169	5,645	5,646
(a)	Pursuant to the terms of Mr. Adams’ Transition Agreement, these RSUs are expected to vest in full on April 25, 2024, the expected date of the termination of Mr. Adams’ employment.
(2)
The market value of unvested RSUs or unearned PSUs is determined by multiplying the closing market price of the Company’s common stock as of December 29, 2023 ($12.22) by the number of unvested RSUs or unearned PSUs.

(3)	This column reports the number of shares underlying unearned PSUs.
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Executive Compensation Tables

In calculating the number of PSUs and their value, we compared the Company’s performance through 2023 under each outstanding PSU grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential or forecasted payout amount. If the performance is between levels, we reported the potential payout at the next highest level. Pursuant to Mr. Adams’ Transition Agreement, the PSUs listed for Mr. Adams are expected to continue to vest on a pro-rated basis after April 25, 2024, the date on which Mr. Adams’ employment terminates
	Vesting Dates PSUs
Named Executive Officer	12/31/2024 (a)	12/31/2025 (b)	10/26/2026 (c)
John Dunn	—	11,433	69,684
Jonathan Douyard	6,085	14,576	—
Jacob Farmer	—	—	—
Colin Hindman	2,705	7,623	—
Joshua Sherbin	3,654	8,752	—
Daryl Adams	19,760	66,968	—
(a)
For the shares that vest on 12/31/2024, the PSUs subject to the Cumulative GAAP Net Income and TSR performance metrics are shown at threshold. Under the terms of the Transition Agreement, the PSUs listed for Mr. Adams are expected to continue to vest on a pro-rated basis after April 25, 2024, the expected termination date of Mr. Adam’s employment.

(b)
For the shares that vest on 12/31/2025, the PSUs subject to the Cumulative Net GAAP Income are forecast and shown at target and the PSUs subject to the TSR performance metric are forecast and shown at threshold. Under the terms of the Transition Agreement, the PSUs listed for Mr. Adams are expected to continue to vest on a pro-rated basis after April 25, 2024, the expected termination date of Mr. Adam’s employment.

(c)	For the shares that vest on October 26, 2026, the PSUs are subject to TSR performance metrics and are shown at target.
Option Exercises and Stock Vested in 2023
The following table provides information concerning the vesting of stock awards during 2023 for each of the NEOs.
Named Executive Officer	Stock Awards(1)
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Dunn	—	—
Jonathan Douyard	17,567	354,626
Jacob Farmer	—	—
Colin Hindman	17,228	365,059
Joshua Sherbin	4,612	110,275
Daryl Adams	39,118	745,083
(1)
The amounts in this column are determined by multiplying the number of shares vested by the market value on the vesting date (or, if the vesting date is not a trading day, the trading day immediately preceding the vesting date).

Non-Qualified Deferred Compensation
The Company maintains a Supplemental Executive Retirement Plan (the “SERP”), a non-qualified defined contribution plan administered by the Committee, that allows eligible participants to defer compensation and incentive amounts and provides for discretionary matching and profit-sharing type contributions by the Company. The SERP is operated much like the Company’s 401(k) plan, but participation is limited to a select group of employees determined by the Board of Directors. The SERP allows
54	Shyft Group // 2024 Proxy Statement

Executive Compensation Tables

participants to defer up to 25% of their base salary and up to 50% of their cash bonuses each year. At the beginning of each plan year, the Committee may elect to match all or a specified portion of each participant’s contribution for that year. The Committee will generally provide that each participant will receive a matching contribution equal to the matching contribution that the participant would have received under the Company’s 401(k) plan but for limitation imposed by federal tax law. In addition, the Committee may, in its discretion, make an additional matching contribution and/or a profit-sharing type contribution to the SERP each year. The SERP is a funded plan, however, the participants are merely general creditors of the Company. The SERP’s assets are subject to the claims of other creditors of the Company in some circumstances. In 2023, none of the NEOs participated in the SERP.
Severance Benefits
We maintain an Executive Severance Plan (“Severance Plan”) for the primary purpose of providing certain severance benefits to a select group of our key management employees designated by our Committee. All of our NEOs participated during 2023 in the Severance Plan, except that Mr. Adams’ participation terminated on October 26, 2023 with his transition from the CEO role to Special Advisor.
Under the Severance Plan, a participant who is terminated by the Company without cause (as defined in the Severance Plan) is entitled to receive the following severance benefits:
•
Base salary continuation (at the rate in effect immediately prior to qualifying termination or, if greater, the rate in effect at any time within 180 days prior to the qualifying termination) for a period of 18 months following termination for our CEO and a period of 12 months for the other NEOs.

•
If the threshold is satisfied for annual incentive cash bonus eligibility under the AIC Plan for the fiscal year in which the qualifying termination occurs, the severance benefit will include a pro rata portion of the target incentive bonus for that year (based on the number of complete calendar months that have elapsed in that year prior to the qualifying termination). Any such pro rata bonus will be calculated and paid following completion of the performance year in question.

•
If the executive enrolls in COBRA, then during the applicable salary continuation period (up to 18 months for our CEO and up to 12 months for the other NEOs), the Company will pay a portion of the executive’s COBRA premiums equal to the portion of such premiums (if any) the Company would have paid with respect to the executive had employment with the Company continued, or until such time that the executive becomes eligible for health care benefits from another employer, whichever is sooner.

•
All outstanding unvested RSUs will be fully vested as of the date of termination. PSUs that are outstanding at the date of termination will generally be settled (in other words, shares of common stock issued to the executive) at the time the PSUs will otherwise be settled in accordance with their terms, following completion of the relevant performance period and subject to the achievement of the performance conditions for such PSUs, but with the executive receiving only a pro rata portion of the shares the executive would have otherwise received (based on the number of complete calendar months that have elapsed in the performance period prior to the qualifying termination).

•	The executive will be entitled to receive reasonable outplacement services following a qualifying termination for 12 months.
Notwithstanding the foregoing, if the employment of an NEO is terminated by the Company without cause (as determined by the Committee) or by the executive for “good reason” following a “change in control” of the Company, as each of those terms is defined in our Stock Incentive Plan, then the severance benefit payable to our CEO is equal to three times his annual salary plus three times his target annual cash incentive award (without proration), and the severance benefit payable to our other NEOs is equal to two times the respective NEO’s annual salary plus two times the target annual cash incentive award (without proration). All outstanding unvested restricted stock and RSUs will be fully vested as of the date of termination. PSUs that are outstanding at the date of termination will generally be settled (in other words, shares of common stock issued to the executive) at the time the PSU would have otherwise been settled in accordance with its terms and at the target number of shares. In addition, if the executive enrolls in COBRA, then for a period of 36 months for our CEO and 24 months for the other NEOs, the Company will pay a portion of the executive’s COBRA premiums equal to the portion of such premiums (if any) the Company would have paid with respect to the executive had employment with the Company continued, or until such time that the executive becomes eligible for health care benefits from another employer, whichever is sooner.
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Executive Compensation Tables

An executive’s receipt of these severance benefits is conditioned on the participant executing a release of claims in favor of the Company and complying with certain non-competition, non-solicitation, confidentiality, and other provisions in favor of the Company for the applicable salary continuation period.
This summary of the Severance Plan is subject in its entirety to the actual provisions of the plan.
Transition Agreement
In June 2023, the Company announced the transition process for the office of President and CEO. Mr. Adams and the Company entered into the Transition Agreement on June 7, 2023 to memorialize Mr. Adams’ role in the transition process, the circumstances of his termination of employment and his compensation and benefits to be received under the Severance Plan as a result of the transition process. Under the Transition Agreement, Mr. Adams continued in the role of President and CEO until October 26, 2023, on which date he transitioned to non-executive employment with the Company in the role of Special Advisor (and resigned from the Board). Mr. Dunn succeeded Mr. Adams as President and CEO on that same date. Mr. Adams’ transition to the Special Advisor role and assistance in the transition process were predicated on the negotiation and execution of the Transition Agreement to preserve his rights and benefits. Mr. Adams’ service in the Special Advisor role involves part-time work providing reasonable assistance to the Company and the Board in support of Mr. Dunn’s succession process, as requested by the Board. During his six-month service as Special Advisor, Mr. Adams is receiving his base salary equal to $217,588 (a rate 50% reduced from his CEO base salary rate) and his equity awards outstanding as of his transition into the Special Advisor role are continuing to vest pursuant to their original terms.
Mr. Adams will remain in the Special Advisor role until April 25, 2024, on which date Mr. Adams’ employment with the Company will be terminated without cause pursuant to the terms of the Transition Agreement (such termination is an involuntary termination of Mr. Adams’ employment by the Company without cause for purpose of Sections 2.1(m) and Section 4 of the Severance Plan, which governs his compensation and benefits for such a termination). In that event, Mr. Adams will then receive pursuant to the Company’s contractual obligations under the Severance Plan (and subject to applicable tax withholding) the following benefits: $1,305,525, reflecting 18 months of his CEO-level base salary continuation; up to 18 months of COBRA premium coverage (valued at $44,377); accelerated vesting of his 18,460 time-based RSUs remaining outstanding (intrinsic value as of December 31, 2023 of $225,581); pro-rata continued vesting based on actual performance of 73,255 target performance-based PSUs remaining outstanding (intrinsic value as of December 31, 2023 at target of $110,148); and 12 months of outplacement services (valued at $10,000). Mr. Adams is not a participant in, and has no target or participation level for, the Company’s AIC program for 2024. These Severance Plan benefits were not enhanced compared to what the Company was contractually required to pay to Mr. Adams for a non-negotiated termination of his employment involuntarily, without cause, as CEO under the Severance Plan. Mr. Adams was also reimbursed $25,000 for legal fees incurred in the negotiation and execution of the Transition Agreement.
In connection with the benefits received under the Transition Agreement (which are subject to the Company’s clawback policies as in effect by their terms), Mr. Adams must timely execute (and not revoke) a release of claims in favor of the Company. Further Mr. Adams has reaffirmed his relevant and customary restrictive covenants, including a perpetual confidentiality covenant, 18-month non-competition, non-interference and non-solicitation covenants, and a general non-disparagement covenant in favor of the Company.
Potential Payments Upon Termination or Change-in-Control
The following table summarizes the payments and benefits payable to the Company’s NEOs upon a hypothetical termination of their employment in connection with each of the triggering events set forth in the table below, assuming, in each situation, that the triggering event took place on December 29, 2023. The closing market price of the Company’s common stock was $12.22 on December 29, 2023. The summary provided below is subject to the actual provisions of each applicable plan. Mr. Adams is not included in this table as he was not a participant in the Executive Severance Plan on December 29, 2023 and Mr. Adams’ eligibility to receive separation compensation is limited to the terms described above under “Transition Agreement” plus any other accrued obligations of the Company owed to Mr. Adams. Upon voluntary resignation, no payments are due to any NEO from the table below.
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Executive Compensation Tables

Triggering Events, Payments and Benefits
Named Executive Officer	Change in Control and NEO Resigns for Good Reason or is Terminated Without Cause	Termination Without Cause	Retirement(1)	Death or Disability(2)
John Dunn
Vesting of equity awards	$1,434,200	$420,830		$1,434,200
Severance	2,340,000	1,170,000		—
Annual incentive cash(3)	1,367,091	341,773		189,583
COBRA & Outplacement	112,846	61,423		—
Total	$5,254,137	$1,994,026	—	$1,623,783

Jonathan Douyard
Vesting of equity awards	$1,087,494	$702,311		$1,087,494
Severance	956,200	478,100		—
Annual incentive cash	1,004,010	334,670		190,217
COBRA & Outplacement	58,989	34,495		—
Total	$3,106,693	$1,549,576	—	$1,277,711

Jacob Farmer
Vesting of equity awards	$179,793	$179,793		$179,793
Severance	800,000	400,000		—
Annual incentive cash	720,000	240,000		111,725
COBRA & Outplacement	78,564	44,282		—
Total	$1,778,357	$864,075	—	$291,518

Colin Hindman
Vesting of equity awards	$545,183	$355,401		$545,183
Severance	750,200	375,100		—
Annual incentive cash	675,180	225,060		127,918
COBRA & Outplacement	62,973	36,487		—
Total	$2,033,536	$992,048	—	$673,101

Joshua Sherbin
Vesting of equity awards	$635,953	$404,684		$635,953
Severance	861,200	430,600		—
Annual incentive cash	775,080	258,360		146,845
COBRA & Outplacement	28,652	19,326		—
Total	$2,300,885	$1,112,970	—	$782,798
(1)
In the event of a “qualified retirement” during the performance year (defined as the NEO retiring after reaching at least age 62 and at least 5 years of continuous service with the Company), our AIC Plan provides for a prorated payment of the annual cash incentive bonus actually earned for a performance year and our equity award agreements generally provide that unvested equity awards are not forfeited. None of NEOs listed in the table met the definition of qualified retirement as of December 31, 2023.

(2)
In the event of an NEO’s termination due to death or disability, per the terms of the Stock Incentive Plan, the NEO would be entitled to receive accelerated vesting of all outstanding unvested RSUs and all unvested PSUs at target, and a pro rata portion of the target incentive bonus for that year (based on the number of complete calendar months that have elapsed in that year prior to the qualifying termination). Any such pro rata annual incentive will be calculated and paid following completion of the performance year in question.

(3)	The Annual incentive cash shown for Mr. Dunn is calculated prorata based on his respective base salary and time spent as CEO and FVS President during 2023.
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Executive Compensation Tables

CEO Pay Ratio
As required by SEC rules, we are providing the following information to explain the relationship between the annual total compensation of Mr. Dunn, who was the President and CEO as of December 31, 2023, and the annual total compensation of the median employee of the Company, excluding our CEO.
The Company’s philosophy is to pay our employees competitively and equitably with similar positions in the applicable labor markets by providing a combination of competitive base pay, incentives, and other benefits. We generally evaluate our compensation levels by position and adjust compensation to align with the applicable labor market. By doing so, we believe it allows us to maintain a high quality and stable workforce.
For 2024, we elected to identify a new median employee because our total employee population changed by approximately 20% since the last median employee was identified.
To identify the median paid employee, we used the following methodology:
•	The Company selected December 31, 2023 as the determination date for identifying the median employee for purposes of this pay ratio disclosure.
•
We examined the annual cash compensation paid to each of our employees who were employed as of December 31, 2023, including full-time and part-time employees but excluding contract employees employed through a third party. This consisted of a total of approximately 2,650 employees (excluding Mr. Dunn), all located within the United States.

•	The annual compensation used for this analysis included all cash compensation, including base wages, bonuses, and commissions.
•
We annualized the total compensation for any employee who was not employed for all of 2023. We did not make any other adjustments to any employee’s compensation or exclude any employees for this analysis.

•	We then ranked all of our employees (except for Mr. Dunn) in terms of total cash compensation from highest to lowest and identified the employee that ranked as the median.
For purposes of this analysis, we have elected to use the compensation of Mr. Dunn, as he was the CEO serving on December 31, 2023, which is the date we selected to identify our median paid employee.
To determine the annual total compensation of the median employee and of Mr. Dunn, we included each element of compensation listed in the Summary Compensation Table above, along with benefits such as health insurance that are available on an equal basis to all employees (which are not required to be included in the Summary Compensation Table). In addition, we annualized Mr. Dunn’s compensation based on his hire date, which was January 30, 2023, and to reflect the compensation he would have reasonably received had he served as CEO for the entire year. Specifically, we annualized his base wages as if he had served as CEO for the entire year. We also annualized his 2023 AIC bonus to reflect the payment he would have received had he been employed at Shyft beginning on January 1, 2023 and served as CEO for the entire year. Finally, we annualized his benefits such as health insurance and the executive benefits from the All Other Compensation table to reflect the cost that would have been paid had he been employed for the full year. We did not annualize the other elements of his compensation such as one-time bonus payments or equity awards.
Following this methodology, the components of our pay ratio disclosure for 2023 were reasonably estimated, in a manner consistent with SEC rules, as follows:
•	The annual total compensation of the median employee was $60,470.
•	The annualized total compensation of our CEO, Mr. Dunn, as described above, was $3,919,761.
•	The ratio of our CEO’s compensation to the compensation of the median employee was 65:1.
58	Shyft Group // 2024 Proxy Statement

Executive Compensation Tables

Compensation of Directors
Compensation for the Board of Directors is established by the full Board based on input from Mercer, the Committee’s independent compensation consultant. The input provided includes comparative compensation information regarding the Company’s non-employee director compensation program as compared to market practice data gathered from the same peer group companies utilized for executive compensation comparison purposes with the objective of maintaining compensation consistent with market practice. The following table provides the compensation paid to the directors for the Company’s last completed fiscal year.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
James Sharman, Chair	120,000	$135,190	255,190
John Dunn(2)	—	—	—
Daryl Adams(2)	—	—	—
Thomas Clevinger(3)	70,000	66,350	136,350
Michael Dinkins	90,000	106,229	196,229
Carl Esposito(4)	70,000	106,229	176,229
Angela Freeman	85,000	106,229	191,229
Pamela Kermisch(5)	52,500	124,223	176,723
Paul Mascarenas(6),(7)	85,000	211,982	296,982
Terri Pizzuto	70,000	106,229	176,229
Mark Rourke	70,000	106,229	176,229
(1)
Amounts shown in this column represent the aggregate grant date fair value of the stock awards (RSUs) granted during 2023. As of December 31, 2023, each independent director had outstanding the following aggregate number of unvested RSUs:

Name	Outstanding Stock Awards: Number of RSUs
James Sharman, Chair	5,919
Thomas Clevinger	n/a
Michael Dinkins	4,651
Carl Esposito	4,651
Angela Freeman	4,651
Pamela Kermisch	5,459
Paul Mascarenas	9,511
Terri Pizzuto	4,651
Mark Rourke	4,651
(2)
Mr. Dunn and Mr. Adams received no additional compensation for their service as directors. All compensation paid to Mr. Dunn and Mr. Adams during their respective tenures as CEO during 2023 is reported in the Summary Compensation Table above.

(3)	Mr. Clevinger resigned from the Board effective December 31, 2023. His outstanding RSUs were prorated to reflect his actual time served on the Board and vested on December 31, 2023.
(4)	As Mr. Esposito elected to receive 25% of his cash retainer in stock under the terms of the Directors’ Stock Purchase Plan (discussed below), he received $17,500 of fees earned in the form of stock.
(5)	Upon joining the Board on March 20, 2023, Ms. Kermisch received a prorata grant of shares for the time she served prior to the May 17, 2023 annual grant.
(6)	As Mr. Mascarenas elected to receive 33% of his cash retainer in stock under the terms of the Directors’ Stock Purchase Plan (discussed below), he received $28,050 of fees earned in the form of stock.
Shyft Group // 2024 Proxy Statement	59

Executive Compensation Tables

(7)
Mr. Mascarenas received an additional grant of 6,480 RSUs on September 1, 2023 with a grant date value of $100,000 for additional work related to the Company’s engineering and EV activities. The RSUs generally vest in 25% increments on October 31, 2023, January 31, 2024, April 30, 2024, and July 31, 2024.

Cash-Based Compensation
In 2023, each non-employee director other than the Chair of the Board received an annual retainer of $70,000. The Chair of the Board received an annual retainer of $120,000. Each of the chairs of the Compensation Committee and the Governance Committee received an additional annual retainer of $15,000 while the chair of the Audit Committee received an additional annual retainer of $20,000.
Equity-Based Compensation
Non-employee directors serving on the Board on the date of the Annual Meeting (other than any directors retiring from the Board on that date) are awarded RSUs with a value of $110,000, except that the Board Chair receives RSUs with a value of $140,000. The number of RSUs granted is calculated based on the average of the closing stock price over the preceding 30 calendar days. All RSUs generally vest in full on the one-year anniversary of the grant date. These RSUs are considered granted for future service of the directors (in other words, in advance). As a result, non-employee directors who join the Board after the Annual Meeting receive a prorated grant of RSUs based on the number of weeks served prior to the next annual meeting.
Directors’ Stock Purchase Plan
Directors are also eligible to participate in the Company’s Directors’ Stock Purchase Plan. This plan provides that non-employee directors may elect to receive at least 25% and up to 100% of their “director’s fees” in the form of the Company’s common stock. “Director’s fees” means the amount of income payable to a non-employee director for their service as a director of the Company, including payments for any retainer fee paid to such persons as members of the Board or any committee. A non-employee director who elects to receive common stock in lieu of some or all of their director’s fees will, on or shortly after each “applicable date,” receive a number of shares of common stock (rounded down to the nearest whole share) determined by dividing (1) the dollar amount of the director’s fees payable to the director on the applicable date by (2) the market value of common stock on the applicable date. The term “applicable date” means any date on which a director’s fee is payable to the participant. In 2023, a total of 2,153 shares of our common stock were issued to directors pursuant to this plan.
60	Shyft Group // 2024 Proxy Statement

Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis” above. Based on this review and discussion, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Shyft’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in this proxy statement.
Respectfully submitted,
Angela Freeman, Chair
Paul Mascarenas
Mark Rourke
James Sharman
Shyft Group // 2024 Proxy Statement	61

Pay Versus Performance
The following information has been prepared in accordance with the SEC’s pay versus performance (“PvP”) disclosure requirements under Item 402(v) of Regulation S-K for fiscal years 2023, 2022, 2021 and 2020 (each, a “Covered Year”).
Our Compensation Committee has implemented an executive compensation program that is intended to link a substantial portion of our NEOs’ total compensation to the achievement of various short- and long-term financial and operational metrics, and to be aligned with shareholder value. The Committee does not consider the Compensation Actually Paid (“CAP”) metric as a basis for making compensation decisions. Refer to the CD&A beginning on page 32 for details on how we align pay with performance, and how the Committee approaches designing our executive compensation program.
Pay Versus Performance Table
Year (a)	Summary Compensation Table Total for First CEO (b1)	Summary Compensation Table Total for Second CEO (b2)	Compensation Actually Paid to First CEO (c1)	Compensation Actually Paid to Second CEO (c2)	Average Summary Compensation Table Total for non-CEO NEOs (d)	Average Compensation Actually Paid to non-CEO NEOs (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)	Net Income (000s) (h)	Shyft Adjusted EBITDA (000s) (i)
2023	$3,755,905	$3,402,383	$263,813	$2,706,203	$1,131,628	$541,211	67.59	204.99	6,464	39,968
2022	3,417,703		(7,264,177)		1,295,458	(151,088)	137.50	177.95	36,558	70,793
2021	5,147,927		17,936,324		1,423,191	3,782,664	271.74	151.52	70,155	108,066
2020	4,495,767		11,205,332		1,274,709	2,655,111	156.97	128.80	33,166	76,346
Column (a) Indicates the Covered Year.
Column (b1) Contains the Total Compensation from the Summary Compensation Table (“SCT”) for each of the respective Covered Years for Mr. Adams, who served as our CEO for each of the Covered Years shown in the table until October 26, 2023.
Column (b2). Contains the Total Compensation from the Summary Compensation Table (“SCT”) for Mr. Dunn, who served as our CEO beginning October 26, 2023.
Columns (c1) and (c2). “Compensation Actually Paid to CEO” for each of the respective Covered Years reflects the Total Compensation in columns (b1) and (b2) adjusted per the table below in accordance with the SEC rules for calculating Compensation Actually Paid. The amounts in columns (c1) and (c2) do not represent the actual amount of compensation earned by or paid to Mr. Adams or Mr. Dunn, respectively, during the applicable Covered Years. For the actual amounts earned by Mr. Adams and Mr. Dunn, and for information about the decisions made by our Compensation Committee, please review the respective CD&As in the proxy statements applicable to each Covered Year in the table above.
62	Shyft Group // 2024 Proxy Statement

Pay Versus Performance

	First CEO				Second CEO
Compensation Actually Paid to CEO	2023	2022	2021	2020	2023
SCT Total Compensation ($)	3,755,905	3,417,703	5,147,927	4,495,767	3,402,383
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(2,567,922)	(2,211,760)	(2,554,773)	(1,978,913)	(2,230,214)
Plus: Fair Value at Covered Year-End for Stock and Option Awards Granted in the Covered Year ($)	627,261	1,053,484	4,349,758	6,021,187	1,534,034
Change in Fair Value (From Prior Year-End to Covered Year-End) of Outstanding Unvested Stock and Option Awards Granted Prior to Covered Years ($)	(847,981)	(3,172,834)	5,666,217	3,547,420	—
Change in Fair Value (From Prior Year-End to Vesting Date) of Stock and Option Awards Granted Prior to Covered Years that Vested in the Covered Year ($)	(703,450)	(6,350,770)	5,327,195	(880,130)	—
Less: Prior Year-End Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	—	—	—	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—	—	—	—	—
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—	—	—	—	—
Compensation Actually Paid ($)	263,813	(7,264,177)	17,936,324	11,205,332	2,706,203
Column (d). Contains the average Total Compensation of the NEOs other than the CEO from the Summary Compensation Table in the proxy statement for each of the respective Covered Years shown in the table. The following non-CEO NEOs are included in the average figures shown above for each of the respective Covered Years:
2023: Jonathan Douyard, Jacob Farmer, Colin Hindman, Joshua Sherbin
2022: Jonathan Douyard, Stephen Guillaume, Colin Hindman, Joshua Sherbin
2021: Jonathan Douyard, Stephen Guillaume, Todd Heavin, Chad Heminover
2020: Jonathan Douyard, Stephen Guillaume, Todd Heavin, Chad Heminover, Frederick Sohm
Column (e). “Average Compensation Actually Paid to non-CEO NEOs” for each of the respective Covered Years reflects the Total Compensation in column (d) adjusted per the table below in accordance with the SEC rules for calculating Compensation Actually Paid. The amounts in column (e) do not represent the actual average amount of compensation earned by or paid to our non-CEO NEOs during the applicable Covered Years. For the actual amounts earned by our non-CEO NEOs and for information about the decisions made by our Compensation Committee, please review the respective CD&As in the proxy statements applicable to each Covered Year in the table above.
Shyft Group // 2024 Proxy Statement	63

Pay Versus Performance

Average Compensation Actually Paid to Non-CEO NEOs	2023	2022	2021	2020
SCT Total Compensation ($)	1,131,628	1,295,458	1,423,191	1,274,709
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(560,801)	(670,736)	(663,829)	(526,733)
Plus: Fair Value at Covered Year-End for Stock and Option Awards Granted in the Covered Year ($)	317,112	507,847	1,086,806	1,630,064
Change in Fair Value (From Prior Year-End to Covered Year-End) of Outstanding Unvested Stock and Option Awards Granted Prior to Covered Years ($)	(258,504)	(605,195)	1,550,824	354,922
Change in Fair Value (From Prior Year-End to Covered Year-End) of Stock and Option Awards Granted Prior to Covered Years that Vested in the Covered Year ($)	(88,225)	(678,462)	385,671	(77,851)
Less: Prior Year-End Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	—	—	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—	—	—	—
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—	—	—	—
Compensation Actually Paid ($)	541,211	(151,088)	3,782,664	2,655,111
Columns (f) and (g). The TSR figures assume an initial investment of $100 on December 31, 2019 and show the resulting cumulative total shareholder return for the applicable periods in the table (assuming reinvestment of any dividends), for The Shyft Group in column (f) and for the Peer Group in column (g). The Peer Group is comprised of the Dow Jones Commercial Trucks and Vehicles Total Stock Market Index.
Column (h) Reflects the Company’s Net Income for each of the respective Covered Years as disclosed in the company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.
Column (i) The Company-Selected Measure is Shyft Adjusted EBITDA, which is a non-GAAP financial measure defined as income from continuing operations before interest, income taxes, depreciation, and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.
We selected Adjusted EBITDA as our most important performance measure used to link NEO Compensation Actually Paid for 2023 (as described above) and Company performance in 2023 because it is viewed as the primary indicator of the performance and strength of our business. As described in the CD&A section of this proxy, this is the metric with the greatest weight in our Annual Incentive Compensation plan.
 Listed below are the metrics we believe are the most important financial performance measures we used to link Compensation Actually Paid for 2023 (as described above) to Company performance for 2023.
Financial Performance Measures
Adjusted EBITDA (Company and segment)	Net Income	Relative TSR
Free Cash Flow
64	Shyft Group // 2024 Proxy Statement

Pay Versus Performance

Relationship between Pay and Performance
The graphs below show the relationship between Compensation Actually Paid (“CAP”), as described above, for each of the CEOs and the non-CEO NEOs (on average) to (1) the Company’s TSR and that of the Peer Group, (2) the Company’s Net Income, and (3) the Company’s Adjusted EBITDA, in each case for 2023, 2022, 2021 and 2020.

Shyft Group // 2024 Proxy Statement	65

Ownership of Securities
The following table sets forth information with respect to the beneficial ownership of the common stock as of the Record Date by:
•	Each person known by us to beneficially own more than 5% of the common stock;
•	Each of the Company’s directors and director nominees;
•	Each of the NEOs; and
•	All of the Company’s directors and executive officers as a group.
The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares (1) voting power, which includes the power to vote or to direct the voting of the security, (2) investment power, which includes the power to dispose of or to direct the disposition of the security, or (3) rights to acquire common stock that are currently exercisable or convertible, or will become exercisable or convertible within 60 days of the Record Date. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. As of the Record Date, the Company had 34,333,988 shares outstanding.
	Shares Beneficially Owned
Name and Beneficial Owner	Number	Percentage
BlackRock, Inc.(1) 55 East 52nd Street, New York, NY 10055	2,636,033	7.68%
Alliance Bernstein(2) 1345 Avenue of the Americas, NY 10105	2,157,019	6.28%
The Rayburn Group(3) 5532 Lillehammer, Suite 107, Park City, UT 80498	1,930,000	5.62%
The Vanguard Group(4) 100 Vanguard Blvd., Malvern, PA 19355	1,774,901	5.17%
Daryl Adams	482,946	1.41%
Michael Dinkins	16,549	*
Jonathan Douyard	60,893	*
John Dunn	11,227	*
Carl Esposito	11,603	*
Jacob Farmer	—	*
Angela Freeman	24,755	*
Colin Hindman	18,173	*
Pamela Kermisch	8,698	*
Paul Mascarenas	62,866	*
Terri Pizzuto	17,100	*
Mark Rourke	21,104	*
James Sharman	126,916	*
Joshua Sherbin	9,701	*
All directors and executive officers as a group (14 persons)	872,531	2.54%
*	Less than 1%.
1.
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on January 26, 2024 by BlackRock, Inc (“BlackRock”). BlackRock had sole voting power with respect to 2,593,157 shares of common stock and sole dispositive power with respect to 2,636,033 shares of common stock.

2.
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on February 14, 2024 by Alliance Bernstein LP (“Alliance Bernstein”). Alliance Bernstein had sole voting power with respect to 1,954,446 shares of common stock and sole dispositive power with respect to 2,157,019 shares of common stock.

66	Shyft Group // 2024 Proxy Statement

Ownership of Securities

3.
The information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on December 14, 2015 by The Rayburn Group (“Rayburn”). Rayburn had sole voting power and sole dispositive power with respect to 1,930,000 shares of common stock.

4.
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). Vanguard had shared voting power with respect to 61,052 shares of common stock, sole dispositive power with respect to 1,682,798 shares of common stock, and shared dispositive power with respect to 92,103 shares of common stock.

Shyft Group // 2024 Proxy Statement	67

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act (“Section 16”) requires our directors, each “officer” within the meaning of Rule 16a-1(f) promulgated under the Exchange Act (“Section 16 Officers”) and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of any of our equity securities. To our knowledge, based solely on a review of reports on Forms 3, 4 and 5 and amendments thereto filed electronically with the SEC and written representations from certain reporting persons that no other reports were required, we believe all of our directors and Section 16 Officers made all filings required under Section 16 during 2023 on a timely basis, except that, due to administrative error, (i) on August 8, 2023, a Form 4 report for Mr. Dinkins reporting the purchase of 3,150 shares was filed one day late, and (ii) on February 5, 2024 a Form 4 report was filed for Mr. Hindman reporting the withholding of 300 shares to satisfy tax withholding obligations incident upon the July 15, 2023 vesting of a portion of previously awarded restricted stock units.
68	Shyft Group // 2024 Proxy Statement

Additional Information
What is the purpose of the Annual Meeting?
During the Annual Meeting, holders of the Company’s common stock will act upon the matters outlined in the accompanying notice of Annual Meeting of shareholders, including: to elect three directors to serve until the annual meeting in 2027; to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; to approve, on an advisory basis, the compensation of named executive officers, and to transact such other business as may properly come before the meeting. In addition, management will report on the performance of the Company and will respond to appropriate questions submitted by shareholders before the start of the Annual Meeting.
How will the Company conduct the Annual Meeting?
As permitted by Michigan law and our bylaws, we will conduct the Annual Meeting via webcast. In preparation for the virtual Annual Meeting (i) we will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting is a shareholder or proxy holder, (ii) we will implement reasonable measures to provide shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) we will maintain a record of any votes or other action taken by shareholders or proxy holders at the meeting. During the Q&A session of the meeting, we will answer appropriate questions submitted before the start of the Annual Meeting related to the business of the Annual Meeting, as time permits.
How do I attend and participate during the virtual Annual Meeting?
Our completely virtual Annual Meeting will be conducted on the internet via live webcast. You will be able to participate in the Annual Meeting online during the meeting by visiting www.virtualshareholdermeeting.com/SHYF2024. You also will be able to vote your shares electronically at the Annual Meeting.
All shareholders of record as of March 18, 2024 (the “Record Date”), or their duly appointed proxies, may participate in the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 10:00 a.m., Eastern Time, on May 15, 2024. We encourage you to access the meeting prior to the start time. Online access will begin at 9:45 a.m., Eastern Time, on May 15, 2024.
How do I submit questions before the virtual Annual Meeting?
Shareholders may submit questions before the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/SHYF2024, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.
We reserve the right to edit profanity or other inappropriate language and to exclude questions irrelevant to the business of the Corporation or to the business of the Annual Meeting relating to or that may take into account material, nonpublic information, or relating to pending or threatened litigation, derogatory in nature or related to a personal grievance. Also, if we receive substantially similar questions, then we may group such questions together and provide a single response to avoid repetition. Questions regarding topics that are not pertinent to meeting matters or company business will not be answered.
Shyft Group // 2024 Proxy Statement	69

Additional Information

Appropriate questions related to the business of the Annual Meeting will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at www.theshyftgroup.com as soon as practical after the Annual Meeting.
What if I have technical difficulties during the virtual Annual Meeting?
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/SHYF2024 beginning at 9:45 a.m., Eastern Time, on May 15, 2024 through the conclusion of the Annual Meeting.
Why didn’t I receive a paper copy of this proxy statement?
We have chosen to distribute our proxy materials by sending our shareholders a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. Many other companies have transitioned to this more contemporary way of distributing annual meeting materials, often called “electronic proxy” or “Notice and Access.”
This “Notice and Access” process expedites our shareholders’ receipt of these materials, lowers the costs of proxy solicitation, and reduces the environmental impact of our annual meeting.
What if I would like to receive a paper copy of this proxy statement?
If you received a notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in your notice to request a copy.
Voting
Each share of Shyft’s common stock has one vote on each matter. Only “shareholders of record” as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 34,333,988 shares of Shyft’s common stock issued and outstanding, held by 237 shareholders of record. In addition to shareholders of record of Shyft’s common stock, “beneficial owners of shares held in street name” as of the Record Date can vote using the methods described below.
Shareholders of Record
If your shares are registered directly in your name with Shyft’s transfer agent, Equiniti Trust Company, LLC, you are the shareholder of record with respect to those shares.
Quorum
For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum for all purposes. As of the Record Date, 34,333,988 shares of common stock were issued and outstanding and entitled to vote. Broker non-votes and proxies marked with abstentions or instructions to withhold votes will be counted as present in determining whether there is a quorum.
Beneficial Owners of Shares Held in Street Name
If your shares are held in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name.
70	Shyft Group // 2024 Proxy Statement

Additional Information

Voting Procedures
There are four ways to vote:
•
Online Prior to the Annual Meeting. You may vote by proxy by vising proxyvote.com and entering the control number found in your Notice of Internet Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

•
Online During the Annual Meeting. You may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHYF2024, entering the control number found in your Notice of Internet Availability, and following the on-screen instructions. The availability of online voting may depend on the voting procedures of the organization that holds your shares. The meeting webcast will begin promptly at 9:45 A.M. Eastern Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system. If you experience technical difficulties during the check-in process or during the meeting please call 1-844-986-0822 (toll free) or 1-303-562-9302 (international) for assistance.

•
Phone. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form, and you may vote by proxy by calling the toll-free number found on the card or form. The availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•
Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form, and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

All shares represented by valid proxies received prior to 9:59 P.M. Eastern Time on May 14, 2023 will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.
Changing your vote
You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.
•
Online Prior to the Annual Meeting. You may change your vote using the online voting method described above, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.

•
Online During the Annual Meeting. You may change your vote by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHYF2024, entering the control number found in your Notice of Internet Availability, and following the instructions to vote, in which case only your latest internet proxy submitted will be counted.

•	Phone. You may change your vote using the phone voting method described above, in which case only your latest proxy submitted prior to the Annual Meeting will be counted.
•
Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received

Shyft Group // 2024 Proxy Statement	71

Additional Information

Uninstructed Shares
Shareholders of Record If you are a shareholder of record and you:
•	Indicate when voting online or by phone that you wish to vote as recommended by the Board; or
•
Sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement as the proxy holder may determine in its best judgement with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then the organization may generally vote your shares in their discretion on “routine” matters, but cannot vote on “non-routine” matters.
Routine and Non-Routine Proposals
The following proposal is considered a routine matter:
•	The ratification of the appointment of Deloitte & Touche LLP as Shyft’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2).
A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 2.
The following proposals are considered non-routine matters:
•	Election of directors (Proposal No. 1); and
•	Approval, on an advisory basis, of the compensation of named executive officers (Proposal No. 3).
If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposal No. 1 and 3.
Vote Required to Approve a Proposal
With respect to the election of directors (Proposal No. 1), under Michigan law and our bylaws, directors are elected by a plurality. This means the nominees who receive the most votes will be elected to the open director positions. However, we have adopted a majority vote standard that is applicable in uncontested director elections. An “uncontested election of directors” means an election of directors in which the number of candidates for election does not exceed the number of directors. In an uncontested election, the directors to be elected will be determined by a plurality standard, but our majority vote standard will further require that the number of votes cast “for” director must exceed the number of votes “withheld” from that director or the director must submit their offer of resignation for consideration by the Board.
Approval of Proposals No. 2 and No. 3 requires, in each case, the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting, and (ii) a majority of the shares required to constitute a quorum.
Broker Non-Votes and Abstentions
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting.
72	Shyft Group // 2024 Proxy Statement

Additional Information

What are the Board’s recommendations?
The Board recommends a vote:
Proposal 1— FOR the election of the nominees for directors named in this proxy statements.
Proposal 2 — FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
Proposal 3 — FOR the approval, on an advisory basis, of the compensation of the named executive officers.
What will happen if other matters are raised at the meeting?
If any other matter is properly submitted to the shareholders at the Annual Meeting, its adoption will generally require the affirmative vote of a majority of the shares of common stock outstanding on the Record Date that is present or represented at the Annual Meeting. The Board does not propose to conduct any business at the Annual Meeting other than as stated above.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting and final voting results will be published by the Company in a Current Report on Form 8-K.
How may I obtain an additional copy of the proxy materials?
If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, please request the additional copy by contacting The Shyft Group, Inc, Attention: Investor Relations, 41280 Bridge Street, Novi, Michigan 48375, Telephone 517-543-6400, or by email to shyftlegal@theshyftgroup.com. Additionally, if you have been receiving multiple sets of proxy materials and wish to receive only one set of proxy materials, please contact the Company’s Investor Relations department in the manner provided above.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, trustees, brokers, other nominees and/or the Company’s transfer agent. Please sign and deliver each proxy card and voting instruction card that you receive to ensure that all of your shares will be voted. We recommend that you contact your nominee and/or the Company’s transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address.
Who pays for the solicitation of proxies?
The accompanying proxy is being solicited by the Company’s Board. The Company will bear the cost of soliciting the proxies. Officers and other management employees of the Company will receive no additional compensation for the solicitation of proxies and may use mail, e-mail, personal interview and/or telephone.
How can I access the Company’s proxy materials and Annual Report on Form 10-K?
The Financial Information subsection under “Investors” on the Company’s website, www.theshyftgroup.com, provides access, free of charge, to SEC reports as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. The Company has posted printable and searchable 2024 proxy materials to the
Shyft Group // 2024 Proxy Statement	73

Additional Information

Company’s website at www.theshyftgroup.com. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, will be sent to any shareholder, without charge, upon written request sent to the Company’s executive offices at The Shyft Group, Inc., Attention: Investor Relations, 41280 Bridge Street , Novi, Michigan 48375 or by email to shyftlegal@theshyftgroup.com.
The references to the website addresses of the Company and SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement.
Is a registered list of shareholders available?
The names of shareholders of record entitled to vote electronically at the Annual Meeting will be available to shareholders entitled to vote at the meeting on May 15, 2024 at the Company’s headquarters and during the meeting, at www.virtualshareholdermeeting.com/SHYF2024.
How and when may I submit a shareholder proposal or director nomination for the 2025 Annual Meeting?
For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2025 Annual Meeting of shareholders, the Corporate Secretary must receive the written proposal at the Company’s principal executive offices no later than December 4, 2024. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials and the Company’s bylaws. Proposals should be addressed to The Shyft Group, Inc. Chief Legal Officer, 41280 Bridge Street, Novi Michigan 48375.
For any shareholder proposal outside the processes of Rule 14a-8, including a proposal to nominate a director, a shareholder must provide notice setting forth (a) a brief description of the matter the shareholder desires to present for shareholder action, (b) the name and record address of the shareholder proposing the matter for shareholder action (c) the number of shares of the Company’s stock that are beneficially owned by the shareholder;, (d) any material interest of the shareholder in the matter proposed for shareholder action, and (e) any additional information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act and the Company’s bylaws. The Corporate Secretary must receive written notice of any such shareholder proposal at the Company’s principal executive offices no later than December 4, 2024.
A shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the foregoing requirements under our bylaws, including providing a representation regarding whether such shareholder intends to solicit proxies in support of nominees other than the Company’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and, in the event that such shareholder so intends, such notice shall also include a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of such director nominees other than the Company’s nominees.
74	Shyft Group // 2024 Proxy Statement

Appendix A
Non-GAAP Reconciliations
This proxy statement contains adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and Free Cash Flow, which are non-GAAP financial measures that were used in determining annual incentive compensation for our named executives. Adjusted EBITDA is calculated by excluding items that we believe to be infrequent or not indicative of our underlying operating performance, as well as certain non-cash expenses. For the periods covered by this proxy statement, such items include restructuring and other related charges, acquisition related expenses and adjustments, and non-cash stock-based compensation expenses. Free Cash Flow is calculated as Operating Cash Flow less capital expenditures.
The following table reconciles Income from continuing operations to Adjusted EBITDA for 2023.
2023
Income from continuing operations	$6,464
Net loss attributable to non-controlling interest	32
Add:
Interest expense	6,527
Income tax expense	(5,768)
Depreciation & Amortization expense	16,953
EBITDA	24,208
Restructuring and other related charges	1,741
Acquisition related expenses and adjustments	440
Non-cash stock-based compensation expense	7,834
CEO Transition	2,629
Loss from write-off assets	1,872
Legacy legal matters	956
Non-recurring professional fees	288
Adjusted EBITDA for annual cash incentive compensation	$39,968
Shyft Group // 2024 Proxy Statement	75

Appendix A

The following table reconciles the net in cash provided by operating activities to Free Cash Flow for 2023.
Operating Activities
Net income	$6,464
Depreciation & amortization	16,953
Non-cash stock based compensation expense	7,834
Loss on disposal of assets	389
Deferred income taxes	(6,911)
Change in working capital	31,515
Net cash provided by operating activities	56,244 (A)
Capital expenditures	(20,733) (B)
Proceeds from sale of property, plant and equipment	119 (C)
Free cash flow (A+B+C)	$35,630
76	Shyft Group // 2024 Proxy Statement

SHYFT GROUP

theshyftgroup.com

PRINTED ON
RECYCLED PAPER

SHYF.2024.0026

THE SHYFT GROUP, INC.
ATTN: JOSHUA SHERBIN
41280 BRIDGE ST.
NOVI, MI 48375

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SHYF2024**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33348-P00679

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THE SHYFT GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) John Dunn
02) Pamela Kermisch
03) Paul Mascarenas

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

To vote against all nominees, mark "Withhold All" above. To vote against an individual nominee, mark "For All Except" and write the nominee's number on the line above.

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.	For	Against	Abstain
3. Approval, on an advisory basis, of the compensation of the Company's Named Executive Officers.	☐	☐	☐

NOTE: The proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxy will be voted in accordance with the Board of Directors' recommendations.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice & Proxy Statement and 2023 Annual Report of The Shyft Group, Inc. are also available at: www.proxyvote.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 2023 Annual Report are available at www.proxyvote.com. Have the control number located on your proxy card available to access the materials on this website.

V33349-P00679

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2024
AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SHYFT GROUP, INC.

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted in the manner directed, and if no such direction is made, will be voted in accordance with the Board of Directors' recommendations.

By casting your voting instructions on the reverse side of this proxy card, you hereby (1) acknowledge receipt of the proxy statement related to the above-referenced meeting, (2) appoint the individuals named in such proxy statement, and each of them, as proxies, with full power of substitution, to vote all shares of The Shyft Group, Inc.'s common stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof, and (3) revoke any proxies previously given.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Directors' recommendations indicated on the reverse side of this proxy, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side of the proxy.

Continued and to be signed on reverse side

.